EXHIBIT 2.1
                                                                     -----------


                                                                  EXECUTION COPY








                              ARRANGEMENT AGREEMENT

                                      AMONG

                          L-1 IDENTITY SOLUTIONS, INC.,

                    L-1 IDENTITY SOLUTIONS OPERATING COMPANY,

                               6897525 CANADA INC.

                                       AND

                                 BIOSCRYPT INC.

                           DATED AS OF JANUARY 5, 2008

                                                                  EXECUTION COPY


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I DEFINITIONS..........................................................2

   SECTION 1.01  DEFINITIONS...................................................2

ARTICLE II ARRANGEMENT........................................................14

   SECTION 2.01  IMPLEMENTATION STEPS BY THE COMPANY..........................14
   SECTION 2.02  INTERIM ORDER................................................14
   SECTION 2.03  ARTICLES OF ARRANGEMENT......................................15
   SECTION 2.04  CIRCULAR.....................................................15
   SECTION 2.05  PREPARATION OF FILINGS.......................................16
   SECTION 2.06  COMPANY ACTION...............................................17
   SECTION 2.07  PURCHASE CONSIDERATION.......................................18
   SECTION 2.08  COMPANY STOCK OPTIONS........................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................20

   SECTION 3.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.................20
   SECTION 3.02  CERTIFICATE OF INCORPORATION AND BY-LAWS.....................21
   SECTION 3.03  AUTHORITY....................................................21
   SECTION 3.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS...................22
   SECTION 3.05  CAPITALIZATION...............................................22
   SECTION 3.06  SECURITIES LAW MATTERS; FINANCIAL STATEMENTS.................24
   SECTION 3.07  INFORMATION TO BE SUPPLIED...................................26
   SECTION 3.08  PERMITS; COMPLIANCE..........................................26
   SECTION 3.09  ABSENCE OF CERTAIN CHANGES OR EVENTS.........................27
   SECTION 3.10  ABSENCE OF LITIGATION........................................28
   SECTION 3.11  CONTRACTS....................................................28
   SECTION 3.12  EMPLOYEE MATTERS.............................................30
   SECTION 3.13  CUSTOMERS....................................................33
   SECTION 3.14  PROPERTY AND LEASES..........................................33
   SECTION 3.15  INTELLECTUAL PROPERTY........................................34
   SECTION 3.16  TAXES........................................................36
   SECTION 3.17  ENVIRONMENTAL MATTERS........................................41
   SECTION 3.18  INSURANCE....................................................42
   SECTION 3.19  BROKERS......................................................42
   SECTION 3.20  RELATED PARTY TRANSACTIONS; COLLATERAL BENEFIT...............43
   SECTION 3.21  DISCLOSURE...................................................43
   SECTION 3.22  CERTAIN PAYMENTS AND FOREIGN CORRUPT PRACTICES ACT...........44
   SECTION 3.23  TAKEOVER STATUTES............................................45
   SECTION 3.24  NO OTHER PURCHASE AGREEMENTS.................................45
   SECTION 3.25  PERSONAL PROPERTY............................................45
   SECTION 3.26  NET CASH.....................................................45
   SECTION 3.27  WARRANTY AND PRODUCT LIABILITY MATTERS.......................45
   SECTION 3.28  PRIVACY LAWS.................................................46
   SECTION 3.29  NOT ENGAGED IN CULTURAL BUSINESS.............................46
   SECTION 3.30  SOLVENCY.....................................................46
   SECTION 3.31  TERMINATION PAYMENT SHARES...................................46
   SECTION 3.32  BANKING AND ATTORNEYS........................................47

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT, OPCO AND PURCHASER.......47

   SECTION 4.01  CORPORATE ORGANIZATION.......................................47
   SECTION 4.02  AUTHORITY....................................................47

                                                                  EXECUTION COPY



   SECTION 4.03  NO CONFLICT; REQUIRED FILINGS AND CONSENTS...................48
   SECTION 4.04  CAPITALIZATION...............................................48
   SECTION 4.05  INFORMATION TO BE SUPPLIED...................................48
   SECTION 4.06  LITIGATION...................................................49
   SECTION 4.07  NO VOTE REQUIRED.............................................49
   SECTION 4.08  OPERATIONS OF PURCHASER......................................49
   SECTION 4.09  BROKERS......................................................49
   SECTION 4.10  SECURITIES LAW MATTERS; FINANCIAL STATEMENTS.................49

ARTICLE V CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE.....................51

   SECTION 5.01  CONDUCT OF BUSINESS BY THE COMPANY...........................51

ARTICLE VI ADDITIONAL AGREEMENTS..............................................54

   SECTION 6.01  ACCESS TO INFORMATION; CONFIDENTIALITY.......................54
   SECTION 6.02  NO SOLICITATION OF TRANSACTIONS..............................54
   SECTION 6.03  COMPANY MEETING..............................................57
   SECTION 6.04  NOTIFICATION OF CERTAIN MATTERS..............................58
   SECTION 6.05  FURTHER ACTION; REASONABLE EFFORTS...........................58
   SECTION 6.06  PURCHASER....................................................59
   SECTION 6.07  PUBLIC ANNOUNCEMENTS.........................................59
   SECTION 6.08  TRANSFER TAX.................................................59
   SECTION 6.09  COMPANY STOCK OPTIONS........................................59
   SECTION 6.10  COMPANY WARRANTS.............................................60
   SECTION 6.11  CANCELLATION OF OTHER SECURITIES.............................60
   SECTION 6.12  SUPPORT AGREEMENTS...........................................60
   SECTION 6.13  ESCROW AMOUNT................................................60
   SECTION 6.14  PURCHASER SECURITY...........................................61
   SECTION 6.15  RESIGNATION OF DIRECTORS.....................................61
   SECTION 6.16  MAINTAIN INSURANCE...........................................61
   SECTION 6.17  FULFILLMENT OF CONDITIONS....................................61
   SECTION 6.18  TERMINATION PAYMENT SHARES...................................61
   SECTION 6.19  POTENTIAL PURCHASER FINANCING................................61
   SECTION 6.20  INDEMNIFICATION..............................................62

ARTICLE VII CONDITIONS........................................................62

   SECTION 7.01  CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS.............62
   SECTION 7.02  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER..63
   SECTION 7.03  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...........65

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................66

   SECTION 8.01  TERMINATION BY MUTUAL CONSENT................................66
   SECTION 8.02  TERMINATION BY PARENT OR THE COMPANY.........................66
   SECTION 8.03  TERMINATION FOR BREACH OF REPRESENTATIONS AND WARRANTIES.....67
   SECTION 8.04  TERMINATION BY PARENT........................................67
   SECTION 8.05  EFFECT OF TERMINATION AND ABANDONMENT........................68

ARTICLE IX GENERAL PROVISIONS.................................................69

   SECTION 9.01  SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................69
   SECTION 9.02  AMENDMENTS, MODIFICATION AND WAIVER..........................70
   SECTION 9.03  NOTICES......................................................70
   SECTION 9.04  SEVERABILITY.................................................71
   SECTION 9.05  ENTIRE AGREEMENT; ASSIGNMENT.................................71
   SECTION 9.06  PARTIES IN INTEREST..........................................72
   SECTION 9.07  INTERPRETATION...............................................72
   SECTION 9.08  SPECIFIC PERFORMANCE.........................................72
   SECTION 9.09  GOVERNING LAW................................................72

                                                                  EXECUTION COPY


   SECTION 9.10  WAIVER OF JURY TRIAL.........................................73
   SECTION 9.11  HEADINGS.....................................................73
   SECTION 9.12  COUNTERPARTS.................................................73
   SECTION 9.13  ADJUSTMENT...................................................73
   SECTION 9.14  CURRENCY.....................................................73


ANNEX I - FORM OF ARRANGEMENT RESOLUTION.......................................


ANNEX II - FORM OF PLAN OF ARRANGEMENT.........................................


ANNEX III - FORM OF SUPPORT AGREEMENTS.........................................





EXHIBIT 1 - FORM OF ESCROW AGREEMENT...........................................


EXHIBIT 2 - FORM OF PURCHASER SECURITY.........................................

                                                                  EXECUTION COPY

                              ARRANGEMENT AGREEMENT
                              ---------------------


            THIS ARRANGEMENT AGREEMENT (this "Agreement") is made as of January 5, 2008 by and among L-1 Identity Solutions, Inc., a Delaware corporation ("Parent"), L-1 Identity Solutions Operating Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Opco"), 6897525 Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly-owned subsidiary of Opco ("Purchaser") and Bioscrypt Inc. a corporation incorporated under the Canada Business Corporations Act (the "Company").

            WHEREAS, the Boards of Directors of Parent, Opco, Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser, upon the terms and subject to the conditions set forth herein;

            WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to section 192 of the CBCA (as defined below), of the Company and the Purchaser;

            WHEREAS, the Arrangement (as defined below) is intended, among other things, to provide holders of the Aggregate Outstanding Company Stock with the opportunity to dispose of their shares of Company Common Stock in exchange for shares of Parent Common Stock on the terms and subject to the conditions set out herein;

            WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously (i) determined that the Arrangement is fair to the Company Shareholders (as defined below) and in the best interests of the Company, approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company Securityholders; and

            WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Purchaser and (i) each Insider (as defined below) who holds Company Securities (the "Company Insiders"), (ii) holders of warrants entitling the holders thereof to purchase no less than 67% of all shares of Company Common Stock that may be issued upon the exercise of outstanding warrants, and (iii) holders of options entitling the holders thereof to purchase no less than 67% of all shares of Company Common Stock that may be issued upon the exercise of outstanding stock options, have entered into Securityholder Support Agreements substantially in the form annexed hereto as Annex III (collectively, the "Support Agreements"), pursuant to which, among other things, such Company Insiders and Company Securityholders have irrevocably agreed to exercise all voting rights attaching to their Company Securities beneficially owned by them in favour of the Arrangement and against any competing proposals.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Opco, Purchaser and the Company hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.

            (a)   For purposes of this Agreement:

            "Action" means any investigation, litigation, suit, claim, action, or other legal, administrative or arbitration proceeding of any nature whatsoever.

            "Affiliate" of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

            "Aggregate Outstanding Company Stock" means a number of shares of Company Common Stock which, subject to Sections 6.09 and 6.10, shall not exceed 80,211,781 shares of Company Common Stock outstanding on the date hereof, plus such shares of Company Common Stock as shall be issued upon the exercise of In-the-Money Options, in accordance with the terms and conditions hereof.

            "Annual Financial Statements" means the audited consolidated financial statements of the Company as at and for each of the fiscal years ended December 31, 2006 and December 31, 2005 together with the notes thereto and the auditors' report thereon.

            "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section
9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

            "Arrangement Resolution" means the special resolution of the Company Securityholders, to be substantially in the form and content of Annex I annexed hereto.

            "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required to be sent to the Director after the Final Order is made.

            "Books and Records" means all books of account, share registers and other financial and corporate records, copies of tax records, sales and purchase records, customer and supplier lists, computer software, formulae, business reports, registers and operating manuals, plans and projections and all other documents, files, correspondence and other information (whether in written, printed, electronic or computer printout form), of the Company and each Company Subsidiary.

            "Business Day" means any day on which banks are not required or authorized to close in the City of New York or in Toronto.

            "Canadian Dollars" or "Cdn.$" means lawful currency of Canada.

            "Canadian Securities Laws" means all applicable securities laws in the provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements of and any exempting orders issued by the Canadian Securities Regulators.

            "Canadian Securities Regulators" means the securities commission or other securities regulatory authority in each of the provinces of Canada.

            "CBCA" means the Canada Business Corporations Act as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

            "Certificate" means a certificate or certificates representing shares of Company Common Stock.

            "Circular" means the notice of the Company Meeting, accompanying management proxy circular and forms of proxy, including all appendices thereto, to be sent to Company Securityholders, as applicable, in connection with the Company Meeting, as same may be amended from time to time.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            "Company Common Stock" means the common shares of the Company, without par value.

            "Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement.

            "Company Financial Advisor" means TD Securities Inc.

            "Company Material Adverse Effect" means any change, circumstance, occurrence, event, fact or effect (a) that has given rise to, or would reasonably be expected to give rise to, a material adverse change, or that has had, or would reasonably be expected to have, a material adverse effect (taken alone or in the aggregate with any other adverse change or effect) in, on or with respect to the business, results of operations, condition (whether financial or otherwise), capital or future prospects of the Company and the Company Subsidiaries taken individually (other than Mytec Technologies, Inc. and other than matters relating to the office in Geneva, Switzerland of Bioscrypt S.A.) or as a whole; or (b) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, the Company from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (a) above shall not include any event, circumstance, change, occurrence, fact or effect resulting solely from or relating solely to: (i) changes in the North American or international financial markets in general,

(ii) any change in the market price or trading volume of the Company Common Stock, (iii) changes in general economic conditions in any region in which the Company or the Company Subsidiaries operate, (iv) changes in the industry in which the Company and the Company Subsidiaries operate, (v) the public announcement of this Agreement or the Transactions, (vi) any change in Laws of general applicability or any interpretation thereof by any Governmental Authority, (vii) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (viii) any failure by the Company to meet any published projections, forecasts or estimates regarding revenue or earnings for any period, or (ix) changes in GAAP.

            "Company Meeting" means the special meeting of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order, to consider the Arrangement, a related special resolution approving a reduction in the stated capital of the Company Common Stock, and for any other proper purpose as may be set out in the notice for such meeting.

            "Company Optionholders" means the holders of Company Stock Options.

            "Company Permit" means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted and proposed to be conducted after the Effective Time.

            "Company Reports" means all forms, reports, statements, schedules and other documents required to be filed by the Company with the Canadian Securities Regulators, whether filed prior to or subsequent to the date hereof.

            "Company Securities" means Company Common Stock, Company Warrants, Company Stock Options and any other shares or securities of any nature issued by the Company from time to time, the holders of which are entitled to exercise voting rights at the Company Meeting or in connection with the Arrangement or any part thereof.

            "Company Securityholders" means the holders of Company Securities from time to time.

            "Company Shareholders" means the holders of Company Common Stock.

            "Company Stock Options" means, at any time or times, the options to purchase shares of Company Common Stock, granted under the Company Stock Option Plans, whether or not exercisable and whether or not vested, being outstanding and unexercised, at such time or times.

            "Company Stock Option Plans" means, collectively, the Primary Stock Option Plan established on May 13, 1996 and the A4Vision Plan established on

March 14, 2007, both as amended to date and as they may be further amended from time to time as expressly permitted by this Agreement.

            "Company Subsidiaries" means (i) Bioscrypt, Inc., a corporation incorporated under the Laws of California; (ii) Bioscrypt S.A., a corporation incorporated under the Laws of Switzerland; and (iii) Mytec Technologies, Inc., a corporation incorporated under the Laws of Delaware, and any other Subsidiary of the Company from time to time.

            "Company Warrants" means the share purchase warrants issued by the Company on January 23, 2007, to certain shareholders and noteholders of A4Vision, Inc. that are exercisable for an aggregate of 6,462,804 shares of Company Common Stock in accordance with the following: (i) as to an aggregate of 2,300,000 shares of Company Common Stock, at any time prior to September 13, 2008 at an exercise price of Cdn.$0.895 per share; (ii) as to an aggregate of 2,300,000 shares of Company Common Stock, at any time prior to September 13, 2009 at an exercise price of Cdn.$1.09 per share; and (iii) as to an aggregate of 1,862,804 shares of Company Common Stock, at any time prior to March 13, 2011 at an exercise price of Cdn.$0.663 per share.

            "Company Warrantholders" means the holders of Company Warrants.

            "Confidentiality Agreement" means the mutual non-disclosure agreement dated as of November 6, 2007 between Opco and the Company, as amended by letter agreement dated December 14, 2007.

            "Contamination" means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

            "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

            "Court" means the Superior Court of Justice (Ontario).
             -----

            "Director" means the Director appointed pursuant to section 260 of the CBCA.

            "Dissent Rights" means the rights of holders of Company Common Stock to dissent in respect of the Arrangement as described in Section 3.1 of the Plan of Arrangement.

            "Dissenting Shareholder" means a holder of Company Common Stock who duly exercises Dissent Rights in respect of the shares of Company Common Stock held by such holder.

            "Drop Dead Date" means May 31, 2008 or such later date as may be mutually agreed by the parties to this Agreement.

            "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

            "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date.

            "Environmental Laws" means any Law, permit, authorization and opinion relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odour, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

            "Escrow Agent" means CIBC Mellon Trust Company, an independent third party.

            "Escrow Agreement" means the Escrow Agreement attached as Exhibit 1, entered amongst the parties and the Escrow Agent on the date hereof.

            "Escrow Amount" means the amount of Cdn.$500,000 deposited by the Company in escrow with the Escrow Agent pursuant to the Escrow Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Date" means the date that is two Business Days prior to the Effective Date.

            "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

            "Financial Statements" means, collectively, the Annual Financial Statements and the Third Quarter Financial Statements.

            "Generally Accepted Accounting Principles" or "GAAP" means those accounting principles which are recognized as being generally accepted in Canada by the Canadian Institute of Chartered Accountants from time to time, as set out in the Handbook published by the Canadian Institute of Chartered Accountants, as amended from time to time.

            "Governmental Authority" means: (i) any domestic or foreign, national, federal, provincial, state, county, local, municipal or regional government or body; (ii) any multinational, multilateral or international body;
(iii) any subdivision, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies; (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies; (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel; or (vi) any person employed by, acting for, or on behalf of, any of the foregoing bodies.

            "Hazardous Substances" means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under any Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to or could give rise to Liability under any Environmental Law.

            "Indebtedness" means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of the Company Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of the Company Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse; (iii) all obligations under capitalized leases in respect of which the Company or any of the Company Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of the Company Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

            "Insider" means (a) a director, senior officer (namely, the Chairman, Chief Executive Officer, Chief Financial Officer and Chief Technology Officer) or Affiliate of the Company, or (b) any Person who beneficially owns, directly or indirectly, Company Common Stock or who exercises control or direction over Company Common Stock or a combination of both carrying more than 10 per cent of the voting rights attached to all shares of Company Common Stock outstanding at the date hereof.

            "Intellectual Property" means (i) Canadian, United States and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, industrial designs and other source identifiers, and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

            "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by 2.02.

            "In-the-Money Options" means Company Stock Options outstanding on the date hereof, in respect of which the exercise price is less than Cdn.$0.55.

            "Laws" means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, Privacy Laws, orders, decisions, rulings, letters of finding or awards, agency requirements, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking or securities.

            "Liabilities" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

            "Liens" means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights.

            "Misrepresentation" shall have the meaning attributed to such term in the OSA.

            "Net Cash", in respect of the Company, means the sum of its cash (including the Escrow Amount) and restricted cash, in each case as determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications that were used in the preparation of the Financial Statements.

            "Noon Spot Rate" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one U.S. dollar expressed in Canadian dollars.

            "NYSE" means the New York Stock Exchange.

            "Order" means any legally enforceable judgment, order, decision, writ, injunction, stipulation, ruling or decree of, or any settlement under jurisdiction of, any Governmental Authority.

            "OSA" means the Securities Act (Ontario), as in effect as of the date hereof and as may be amended from time to time prior to the Effective Date.

            "Parent Common Stock" means the common stock of Parent, par value U.S. $0.001 per share, that is listed on the NYSE.

            "Parent Material Adverse Effect" means any change, circumstance, occurrence, event, fact or effect (a) that has given rise to, or would reasonably be expected to give rise to, a material adverse change, or that has had, or would reasonably be expected to have, a material adverse effect (taken alone or in the aggregate with any other adverse change or effect) in, on or with respect to the business, results of operations, condition (whether financial or otherwise), capital or future prospects of Parent and its subsidiaries taken individually or as a whole; or (b) that is preventing or materially impeding, or is reasonably likely to prevent or materially impede, Parent from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (a) above shall not include any event, circumstance, change, occurrence, fact or effect resulting solely from or relating solely to: (i) changes in the North American or international financial markets in general, (ii) any change in the market price or trading volume of Parent Common Stock, (iii) changes in general economic conditions in any region in which Parent or its subsidiaries operate, (iv) changes in the industry in which Parent and its subsidiaries operate, (v) the public announcement of this Agreement or the Transactions, (vi) any change in Laws of general applicability or any interpretation thereof by any Governmental Authority, (vii) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, (viii) any failure by Parent to meet any published projections, forecasts or estimates regarding revenue or earnings for any period, or (ix) changes in generally accepted accounting principles applicable in the United States.

            "Permitted Liens" means, in respect of the Company and the Company Subsidiaries, (A) statutory liens for current Taxes and assessments or other governmental charges not yet due and payable, or the amount or validity of which is being contested in good faith, by the Company or such Company Subsidiary, as the case may be and for which a reserve has been established by the Company or such Company Subsidiary on its Books and Records, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's and carriers' liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land-use regulations imposed by governmental agencies having jurisdiction over real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used.

            "Person" shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted and whether or not a legal entity.

            "Personal Information" means information about an identifiable individual.

            "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Annex II annexed hereto and any amendments or variations thereto made in accordance with Section 9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

            "Privacy Laws" means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, letters of finding, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, orders, decisions, rulings or awards, agency requirements relating to the protection of privacy and the Processing of Personal Information, including general principles of common and civil law, policies and guidelines of applicable Governmental Authorities, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority.

            "Processing" means the collection, use, modification, retrieval, disclosure, storage, anonymization, deletion, and/or management of Personal Information.

            "Purchase Consideration" means the Parent Common Stock to be issued to Company Securityholders, pursuant to the Plan of Arrangement and in accordance with Section 2.07, including, without limitation, the shares of Parent Common Stock issuable upon the exercise of Company Stock Options after the Effective Date.

            "Purchaser  Parties" means,  collectively,  Parent, Opco and
Purchaser.

            "Purchaser Security" means a security agreement and other necessary Liens and instruments, in each case in form and substance satisfactory to Parent, pursuant to which the Company shall grant, in favour of Parent, a perfected first-priority security interest over all of the Company's accounts receivable as security for the Company's obligations to pay all amounts required to be paid by it to any of the Purchaser Parties pursuant to Section 8.05, in the form attached as Exhibit 2, which security interest, for greater certainty, will rank in priority to all other security over the accounts receivable of the Company.

            "Recommendation" means the unanimous recommendation of the Company Board to the Company Securityholders that the Company Securityholders vote in favour of the Arrangement Resolution, the acceptance of the Arrangement, a related special resolution approving a reduction in the stated capital of the Company Common Stock, if applicable, and, as applicable, the adoption of this Agreement.

            "Record Date" means the date determined by the Company Board as the record date for purposes of the Company Meeting, in accordance with applicable Laws.

            "Release" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of a Hazardous Substance from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly-owned treatment works, or waste treatment, storage or disposal systems.

            "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Legislation" means the Securities Act, the Exchange Act and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and the NYSE.

            "Software" means any and all software that is proprietary to the Company and the Company Subsidiaries, including without limitation any and all prior versions thereof, and work in progress, customer/client software adapters, computer programs (in all formats), algorithms, source code, object code, modules, components, strings and interfaces directly or indirectly relating thereto, as identified in Section 3.15(b) of the Company Disclosure Schedule, and any and all documentation directly or indirectly relating thereto, and all Intellectual Property rights arising thereunder or included therein.

            "Subsidiary" or "Subsidiaries" of a Person means any corporation, partnership, joint venture or other legal entity of which such Person (a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests, or otherwise has a financial interest of 50% or more thereof, or (b) is or Controls a general partner or other managing body of such legal entity.

            "Supporting Persons" means those Persons who have executed Support Agreements and are identified in Section 3.05(f) of the Company Disclosure Schedule.

            "Tax Act" means the Income Tax Act (Canada), as amended from time to time.

            "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, net worth, gross receipts, property, sales, use, capital stock, payroll, employment, social security, Canada Pension Plan or Quebec Pension Plan, workers' compensation or unemployment insurance or compensation, taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; and including any Liability in respect of any item described above as a transferee or successor, pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

            "Tax Returns" means all returns, reports, declarations, designations, schedules, notices, forms, elections, information statements, remittances and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports and any attachments thereto) with respect to Taxes filed or required to be filed with any taxing authority, domestic or foreign.

            "Termination Payment Shares" means any shares of Company Common Stock issued by the Company to Parent, in payment of the termination fee to be paid to it pursuant to Section 8.05, in accordance with the provisions thereof, which Termination Payment Shares shall be priced at the average closing price per share for Company Common Stock on the TSX for the five trading days immediately prior to the date of termination of this Agreement by Parent, but in no event lower than Cdn.$0.5225 per share or higher than Cdn.$0.5775 per share.

            "Third Quarter Financial Statements" means the unaudited consolidated financial statements of the Company for the nine months ended September 30, 2007, together with the notes thereto.

            "Transaction Documents" means this Agreement, the Escrow Agreement, the Purchaser Security and all other agreements and documents contemplated hereunder, executed herewith or required to implement or give effect to the Transactions, to which the Company is a party.

            "Transactions" means the transactions contemplated by this Agreement, the Plan of Arrangement and by any of the Transaction Documents, and including, for greater certainty, the Arrangement.

            "TSX" means the Toronto Stock Exchange.

            "United States Dollars" or "U.S.$" means lawful currency of the United States.

            "U.S. Securities Laws" means the Securities Act and the Exchange
Act.

            "U.S. Securities Regulators" means the SEC or any state securities regulatory authority in the United States.

            (b) The following terms have the meanings set forth in the Sections set forth below:

                    DEFINED TERM                         LOCATION OF DEFINITION
                    ------------                         ----------------------
Acquisition Proposal                                     Section 6.02(d)

                    DEFINED TERM                         LOCATION OF DEFINITION
                    ------------                         ----------------------
Adjusted Option                                          Section 2.08(a)(i)
Agreement                                                Preamble
Amended Offer                                            Section 6.02(f)
Approvals                                                Section 3.08(c)
Beneficiaries                                            Section 6.20(c)
Books and Records                                        Section 3.21
Closing Date Parent Average Price                        Section 2.07(a)
Company                                                  Preamble
Company Board                                            Recitals
Company Insiders                                         Recitals
Company Licensed Intellectual Property                   Section 3.15(a)
Company Owned Intellectual Property                      Section 3.15(a)
Customers                                                Section 3.13
Exchange Ratio                                           Section 2.07(a)
Exchange Rate                                            Section 2.07(a)
Environmental Permits                                    Section 3.17
FCPA                                                     Section 3.22(c)
ITCs                                                     Section 3.16(o)
Leases                                                   Section 3.14(d)
Material Contracts                                       Section 3.11(a)
Opco                                                     Recitals
Option Waiver                                            Section 3.05(b)
Parent                                                   Preamble
Parent Average Price                                     Section 2.07(a)
Parent Announcement Average Price                        Section 2.07(a)
Parent SEC Documents                                     Section 4.11(a)
Plans                                                    Section 3.12(m)
Proposed Agreement                                       Section 6.02(f)
Purchaser                                                Preamble
Related Party Agreement                                  Section 3.11(a)
Representatives                                          Section 6.02(a)
Restrictive Agreement                                    Section 3.11(a)
Support Agreements                                       Recitals
Superior Proposal                                        Section 6.02(e)
tax asset                                                Section 3.16(p)
Tax Pools                                                Section 3.16(j)
Termination Date                                         Section 8.02(a)
Transfer Taxes                                           Section 6.08

                                   ARTICLE II
                                   ARRANGEMENT

            SECTION 2.01  IMPLEMENTATION STEPS BY THE COMPANY.

            Subject to the terms of this Agreement, the Company covenants in favour of Parent and the Purchaser that the Company shall:

            (a) As soon as reasonably practical after execution and delivery of this Agreement and the preparation of a substantially-completed Circular in accordance with Section 2.04, and in cooperation with Parent's counsel, apply in a manner acceptable to Parent and the Purchaser, acting reasonably, under
Section 192 of the CBCA for an order approving the Arrangement and the Interim Order, and thereafter proceed with and diligently seek to obtain the Interim Order and complete the Arrangement;

            (b) Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting with the prior approval of Parent acting reasonably), in accordance with the Interim Order;

            (c) Include the Recommendation in the Circular (which Recommendation, for greater certainty, shall be subject to the provisions of
Section 6.02);

            (d) Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

            (e) Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

            SECTION 2.02  INTERIM ORDER.

            The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

            (a) For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

            (b) That the requisite approval for the Arrangement Resolution shall be (i) 66-2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders, voting as a separate class, present in person or by proxy at the Company Meeting; (ii) 66 2/3% of the votes cast on the Arrangement Resolution by the Company Optionholders, voting as a separate class, present in person or by proxy at the Company Meeting; and (iii) 66 2/3% of the votes cast on the Arrangement Resolution by the Company Warrantholders, voting as a separate class, present in person or by proxy at the Company Meeting; such that each Company Shareholder is entitled to one vote for each share of Company Common Stock held, and each Company Optionholder and each Company Warrantholder is entitled to one vote for each share of Company Common Stock that such holder would have received on a valid exercise of such Company Stock Option or Company Warrant, as the case may be, or such other majority(ies) as may be approved by the Court;

            (c) That the requisite approval for the special resolution approving a reduction in the stated capital of the Company Common Stock shall be 66-2/3% of the votes cast thereon by the Company Shareholders, voting as a separate class, present in person or by proxy at the Company Meeting;

            (d) That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

            (e)   For the grant of the Dissent Rights; and

            (f) For the notice requirements respecting the presentation of the application to the Court for a Final Order.

            SECTION 2.03  ARTICLES OF ARRANGEMENT.

            The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

            SECTION 2.04  CIRCULAR.

            (a) As promptly as practicable after the execution and delivery of this Agreement, the Company and its legal counsel shall prepare the Circular, which shall include information provided by Parent regarding the disclosure required to be provided in respect of Purchaser Parties in accordance with applicable Securities Legislation and the CBCA, which Parent agrees to provide promptly upon request, together with any other documents required by Securities Legislation and other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular and any other documentation required in connection with the Company Meeting to be sent to each Company Securityholder and to be filed as required by the Interim Order, applicable Securities Legislation and the CBCA. The Circular together with any other documents required by Securities Legislation and the CBCA shall be in form and substance satisfactory to Parent, acting reasonably.

            (b) The Company and the Purchaser each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the

Circular or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the Transactions.

            SECTION 2.05  PREPARATION OF FILINGS.

            (a) Each of Parent, Purchaser and the Company shall cooperate and use its reasonable commercial efforts in:

                  (i) the preparation and filing of any application and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation and the CBCA in connection with the Arrangement and the Transactions;

                  (ii) the taking of all such action as may be required under any applicable Securities Legislation in connection with the Arrangement; and

                  (iii) the taking of all such action as may be required under the CBCA in connection with the Transactions.

            (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effecting of the actions described in Section 2.04 and the foregoing provisions of this Section 2.05 and the obtaining of all regulatory approvals required by Section 7.01(d), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

            (c) Each of Parent and the Company shall promptly notify each other if, at any time before or after the Effective Time, it becomes aware that the Circular contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular. In any such event, the Company shall (with the cooperation and assistance of Parent) prepare a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Securityholders and/or filed with the relevant securities regulatory authorities.

            (d) The Purchaser Parties shall indemnify and hold harmless the Company and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Purchaser Parties and included in the Circular or any amendment thereto in order to comply with Securities Legislation and the

CBCA; provided however that, notwithstanding the foregoing, the Purchaser Parties shall have no liability or obligation under this paragraph (d) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.

            (e) In the event that, due to an amendment to the Securities Act, a change in the SEC's interpretation of the Securities Act or a decision of a court which provides that orders of Canadian courts such as the Final Order do not qualify as an approval pursuant to Section 3(a)(10) of the Securities Act, the exemption from registration pursuant to Section 3(a)(10) of the Securities Act is not available for any reason to exempt the issuance of the Parent Common Stock and the modification of the Company Stock Options to provide for the issuance of shares of Parent Common Stock upon exercise of such options in accordance with the Arrangement from the registration requirements of the Securities Act, then Parent shall take all necessary action to file a registration statement on Form S-4 (or on such other form that may be available to Parent) in order to register the Parent Common Stock issuable pursuant to the Arrangement, and shall use its reasonable commercial efforts to cause such registration statement to become effective at or prior to the Effective Time. The Company shall indemnify and hold harmless Parent and its directors and officers from and against all claims, damages, liabilities, actions or demands to which they may become subject insofar as such claims, damages, liabilities, actions or demands arise out of or are based upon the information provided by the Company and included in the Form S-4 (or on such other form that may be available to Parent) or any amendment thereto in order to comply with the Securities Act; provided however that, notwithstanding the foregoing, the Company shall have no liability or obligation under this paragraph (e) in the event that such information shall have been modified in any way, or reproduced in any manner other than that provided by the Company, without its prior written consent.

            SECTION 2.06  COMPANY ACTION.

            The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions are fair to the Company Shareholders and in the best interests of the Company, (ii) approved and declared advisable this Agreement and the Transactions, and (iii) resolved to make the Recommendation, and agrees and undertakes to use its reasonable commercial efforts to obtain the necessary vote in favour of the Arrangement and the related special resolution approving a reduction in the stated capital of the Company Common Stock by the Company Securityholders, subject in each case to the provisions of Section 6.02. The Company further represents that the Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement, the consideration to be received by the holders of the Company Common Stock in the Arrangement is fair, from a financial point of view, to such holders, and a copy of the written opinion of the Company Financial Advisor, promptly upon receipt thereof, will be delivered to Parent. The Company hereby consents to the inclusion in the Circular of the Recommendation and the Company shall not withdraw, qualify, modify or amend the

Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02. The Company has been advised by each of its directors and by each of its Chairman, Chief Executive Officer, Chief Financial Officer and Chief Technology Officer that they intend to vote all shares of Company Common Stock beneficially owned by them in favour of the Arrangement and the related special resolution approving a reduction in the stated capital of the Company Common Stock.

            SECTION 2.07  PURCHASE CONSIDERATION.

            Subject to the provisions of Sections 6.09 and 6.10, the Purchase Consideration payable to the Company Securityholders pursuant to the Arrangement shall be determined as follows:

            (a) Holders of Company Common Stock at the Effective Date who do not exercise Dissent Rights under the Arrangement and are entitled to receive fair value for the Company Common Stock held by them, will be entitled to receive, in exchange for each share of Company Common Stock, a fraction of a share of Parent Common Stock. The fraction of a share of Parent Common Stock to be issued for each share of Company Common Stock (the "Exchange Ratio") will be equal to (a) Cdn.$0.55 divided by (b) the average closing price per share of Parent Common Stock on the NYSE (the "Parent Average Price") for the twenty (20) trading days ending five trading days prior to the Effective Date, converted into Canadian Dollars using an exchange rate (the "Exchange Rate") equal to the average of the Noon Spot Rates for each of the days in such twenty (20) day period (the "Closing Date Parent Average Price"); provided, however, that if the Closing Date Parent Average Price is greater than 105% of the Parent Average Price for the period of five consecutive trading days ending one day prior to the announcement of the execution of this Agreement, converted into Canadian dollars using an exchange rate equal to the average of the Noon Spot Rates for each of the days in such five day period (the "Parent Announcement Average Price"), the Exchange Ratio will be equal to Canadian $0.55 divided by 105% of the Parent Announcement Average Price; provided, further, that if the Closing Date Parent Average Price is less than 95% of the Parent Announcement Average Price, then the Exchange Ratio will be equal to Cdn.$0.55 divided by 95% of the Parent Announcement Average Price; provided further, that Parent shall have the right, in its sole discretion, to pay any difference in the Exchange Ratio arising out of a Closing Date Parent Average Price that is lower than the Parent Announcement Average Price in cash, rather than additional shares of Parent Common Stock; provided, further, that in no event will Parent be obligated to issue more than 2,600,000 shares of Parent Common Stock to holders of Company Common Stock. The Exchange Ratio shall not exceed four decimal places.

            (b) Holders of exercisable In-the-Money Options who elect to exercise such In-the-Money Options prior to the Exercise Date, will be entitled to receive, at the Effective Date, in exchange for each share of Company Common Stock owned by them at such time, a number of shares of Parent Common Stock based on the Exchange Ratio.

            (c) Holders of Company Stock Options that are not exercised prior to the Exercise Date will be entitled to retain such Company Stock Options, and such Company Stock Options will be exercisable from and after the Effective Date for shares of Parent Common Stock as contemplated by Section 2.08 hereof.

            (d) Parent shall not issue fractional shares of Parent Common Stock to Company Shareholders pursuant to the Arrangement. Company Shareholders who would otherwise have been entitled to receive decimal five (0.5) or more of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded up to the next whole number of shares of Parent Common Stock. Company Shareholders who would otherwise have been entitled to receive less than decimal five (0.5) of a share of Parent Common Stock pursuant to the Arrangement shall receive a number of shares of Parent Common Stock rounded down to the next whole number of shares of Parent Common Stock. For greater certainty, Company Shareholders shall not be entitled to receive a cash payment in lieu of a fractional share of Parent Common Stock.

            SECTION 2.08  COMPANY STOCK OPTIONS.

            (a) Before the Closing, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                  (i) adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, the Company Stock Options held by each of the Company Optionholders and outstanding immediately prior to the Effective Time shall be amended and converted into options to acquire, on the same terms and conditions as were applicable under the Company Stock Options, the aggregate number of shares of Parent Common Stock (rounded down to the nearest whole share on an aggregate basis) determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Options by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Options divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Options (each, as so adjusted, an "Adjusted Option"), provided that such exercise price shall be rounded up to the nearest whole cent; and

                  (ii) make such other changes to the Company Stock Option Plans as Parent and the Company may agree are appropriate to give effect to the Arrangement.

            (b) At the Effective Time, by virtue of the Arrangement and without the need of any further corporate action, Parent shall assume the Company Stock Option Plans, with the result that all obligations of the Company under the Company Stock Option Plans, including with respect to Company Stock Options outstanding at the Effective Time (adjusted pursuant to Section 2.08(a)), shall be obligations of Parent following the Effective Time.

            (c) As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the Company Stock Option Plans after the Effective Time may remain outstanding.

            (d) Except as otherwise contemplated by this Section 2.08 and except to the extent required under the respective terms of the Company Stock Options, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Option Plans or any other plan, program or arrangement of the Company or any Company Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Company Stock Options after giving effect to the Arrangement and the assumption by Parent as set forth above.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to Parent and Purchaser to enter into this Agreement and to implement the Transactions, the Company hereby represents and warrants to Parent and Purchaser as follows:

            SECTION 3.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of the Company and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the requisite power and authority, corporate or otherwise, and all necessary approvals of Governmental Authorities, to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or otherwise to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, as regards jurisdictions other than Canada, Russia and the provinces or states thereof, where the failure to be so qualified, licensed or in good standing would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

            (b) The Company has no Subsidiaries, other than Bioscrypt, Inc., Bioscrypt S.A. and Mytec Technologies, Inc., and the Company does not directly or indirectly own any securities, equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person other than the Company Subsidiaries. The Company is the owner of record and beneficially of all outstanding capital stock and other equity interests of each Company Subsidiary, other than any shares required to be held by directors. A list of the Company Subsidiaries, their jurisdiction of incorporation and organization and the outstanding capital stock and other securities and equity interests of the Company Subsidiaries that are issued and outstanding is set forth in Section 3.01(b) of the Company Disclosure Schedule.

            (c) Mytec Technologies, Inc. does not carry on any business, nor does it have any assets or any Liabilities, actual or contingent, that are material to the Company.

            (d) The Company has no Liabilities in respect of or relating to any Subsidiaries previously owned by it.

            (e) Section 3.01(e) of the Company Disclosure Schedule sets forth the address of all premises in which the Company and each of the Company Subsidiaries maintain an office or place of business.

            SECTION 3.02  CERTIFICATE OF INCORPORATION AND BY-LAWS.

            The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating documents and the by-laws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents.

            SECTION 3.03  AUTHORITY.

            The Company has all necessary corporate power and authority to execute and deliver each of the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action of the Company. No corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the Transactions, other than the approval of the Company Securityholders and the filing of appropriate documents as required by the CBCA. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company Securityholders, each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            SECTION 3.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder, will not, (i) result in a breach of or conflict with or violate the certificate of incorporation or other constating documents or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) result in a breach of, constitute a default under, violate or conflict with any material term or provision of any order of any court, Governmental Authority or any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11) or Company Permit or, except as set forth in
Section 3.04(a) of the Company Disclosure Schedule, require the Company or any Company Subsidiary, under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or any property or asset of the Company or Company Subsidiary is bound, to obtain the consent or approval of, or provide notice to, any other party to such agreement, contract, arrangement or understanding; or (iv) give rise to any Liability not disclosed in Section 3.04(a) of the Company Disclosure Schedule.

            (b) The execution and delivery of the Transaction Documents by the Company do not, and the performance by the Company of its obligations thereunder, will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Authority, except (A) for applicable requirements, if any, of Canadian Securities Laws, the Investment Canada Act and filing of appropriate documents as required by the CBCA, and (B) as contemplated by Section 2.01, Section 2.02 and the Plan of Arrangement.

            SECTION 3.05  CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock and unlimited number of Preferred Shares issuable in series, of which an unlimited number of Preferred Shares, Series 1 have been designated to date. As of the date of this Agreement, 80,211,781 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and no Preferred Shares are issued and outstanding.

            (b) The Company Stock Option Plans are the only stock option, stock purchase and stock incentive plans of the Company, the Company Warrants are the only share purchase warrants issued by the Company and, save for the Company Stock Options and the Company Warrants, there are no options, warrants, debentures or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any

Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

            (c) Section 3.05(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which, and the Stock Option Plan under which, such Company Stock Option was granted; (v) the applicable vesting schedule; (vi) the date on which such Company Stock Option expires; and (vii) any waiver granted by the Company to any holder of Company Stock Options from the application of the provisions of the Company Stock Option Plans and the particulars thereof (an "Option Waiver"). Other than as set forth in Section 3.05(c) of the Company Disclosure Schedule, and subject to adjustments for reorganizations and other matters, as set out in the Company Stock Option Plans, none of the Company Stock Options may be exercised, at any time or under any circumstances, for a price that is less than Cdn.$0.55.

            (d) Section 3.05(d) of the Company Disclosure Schedule sets forth the following information with respect to the Company Warrants: (i) the name and address of each holder thereof; (ii) the number of shares of Company Common Stock issuable to each such holder upon exercise thereof; (iii) the exercise price thereof; (iv) the date of issue thereof; and (v) the date of expiry thereof. Subject to adjustments for reorganizations and other matters, as set out in the Company Warrants, none of the Company Warrants may be exercised, at any time or under any circumstances, for a price that is less than Cdn.$0.55.

            (e)   Section 3.05(e) of the Company Disclosure Schedule sets forth
(i) the name of each Company Insider of which the Company has knowledge, (ii) the number of shares of Company Common Stock, the number of Company Stock Options and the number of Company Warrants owned by each Company Insider, and
(iii) the aggregate percentage of the Aggregate Outstanding Company Stock owned by the Company Insiders as a group.

            (f) Section 3.05(f) of the Company Disclosure Schedule sets forth the names of all Persons who have signed Support Agreements.

            (g) The Company has no outstanding stock appreciation rights, phantom stock performance-based rights or similar rights or obligations (contingent or otherwise).

            (h) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

            (i) Neither the Company nor any Company Subsidiary has entered into any agreement, contract, arrangement or commitment of any character (including any employment, stock option or consulting agreement) that entitles a holder of Company Stock Options to receive a guaranteed minimum amount for his or her Company Stock Options upon the exercise thereof, the termination of his or her employment or agreement pursuant to which he or she provides services, a change of control of the Company or a Company Subsidiary or otherwise.

            (j) Each outstanding share of capital stock of or other ownership interest in each Company Subsidiary is duly authorized, validly issued, fully paid and non-assessable, and each such share is owned by the Company free and clear of Liens, except for limitations on transfer imposed by federal or state or Canadian provincial securities Laws.

            (k) At the Effective Time, there shall be outstanding not more than 80,211,781 shares of Company Common Stock, plus Company Common Stock that is permitted to be issued in accordance with the provisions of Sections 6.09, pursuant to the exercise of Company Stock Options.

            SECTION 3.06  SECURITIES LAW MATTERS; FINANCIAL STATEMENTS.

            (a) The Company is a "reporting issuer" or has equivalent status in each of the provinces of Canada. The Company Common Stock is listed on the TSX. Other than as disclosed in Section 3.06(e) of the Company Disclosure Schedule, the Company has not been notified of any default or alleged default by the Company of any material requirement of the TSX or applicable Canadian Securities Laws. No Canadian Securities Regulator has issued any order preventing or suspending trading of any securities of the Company and the Company is not in material default of any requirement of applicable Canadian Securities Laws.

            (b) The Company has filed all Company Reports required to be filed by it since January 1, 2005.

            (c) At the time that they were filed or, if amended, as of the date of such amendment, the Company Reports complied in all material respects, and each report subsequently filed by the Company with the Canadian Securities Regulators will, on the date filed, comply in all material respects, with all applicable requirements of Canadian Securities Legislation as in effect on the date so filed. The Company Reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any Misrepresentation.

            (d) No material change has occurred in relation to the Company or a Company Subsidiary which is not disclosed in the Company Reports and the Company has not filed any confidential material change reports which continue to be confidential.

            (e) Neither the Company nor any of the Company Subsidiaries has filed with the SEC any registration statement under the Securities Act or is currently registered, or has prior to the date hereof been registered, under the Exchange Act. The Company is not currently required, and, with the exception of notices filed with the SEC on Form D pursuant to Rule 503 of Regulation D under the Securities Act and similar notices filed with certain state securities regulatory authorities as permitted by section 18 of the Securities Act or in connection with offerings of securities effected pursuant to exemptions from applicable state registration requirements, has not prior to the date hereof been required, to file any form, report or other document with the U.S. Securities Regulators. No Company Subsidiary is required to file any form, report or other document with the Canadian Securities Regulators or the U.S. Securities Regulators. Except as set out in Section 3.06(e) of the Company Disclosure Schedule, the Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from any Canadian Securities Regulator, the TSX or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of the Company Reports or any of the information contained therein.

            (f) Each of the consolidated financial statements contained in the Company Reports, including, for greater certainty, the Financial Statements, and including, in each case, any notes thereto, have been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with GAAP.

            (g) Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any Liability, except for (i) Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2007, none of which will have a Company Material Adverse Effect, or (ii) Liabilities for fees, costs and expenses incurred in connection with the Transactions.

            (h) The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls and information systems sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management's general or specific authorization, and (y) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets, in all material respects.

            (i) There has been no material change in the internal control over financial reporting of the Company or any Company Subsidiary that has affected, or is reasonably likely to affect, the internal control of the Company or a Company Subsidiary over financial reporting, in the three previous fiscal years of the Company.

            (j) The Company has provided to Parent true and complete copies of all "management letters" and other similar letters relating to the Company's or any of the Company Subsidiaries' internal controls and accounting practices that have been received by the Company from its auditors since January 1, 2004.

            SECTION 3.07  INFORMATION TO BE SUPPLIED.

            (a) The Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions will comply as to form in all material respects with the requirements of the Canadian Securities Laws and the CBCA, as the case may be. Each of the Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Transactions and any of the information supplied or to be supplied by the Company or the Company Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (b) Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made in the Circular based on information supplied by or on behalf of Purchaser Parties for inclusion therein, unless such information shall have been modified in any way, or reproduced in any manner other than that provided by a Purchaser Party, without its prior written consent.

            SECTION 3.08  PERMITS; COMPLIANCE.

            (a) The operations of the Company and the Company Subsidiaries have been conducted in compliance with all Laws in each jurisdiction in which it or they carry on business or hold a Company Permit, except where the failure to so comply has not resulted in a Company Material Adverse Effect. The Company holds all necessary Company Permits, including, without limitation, all Company Permits required by the Federal Bureau of Investigation, Royal Canadian Mounted Police, state and provincial Governmental Authorities and all other Governmental Authorities relating to the hardware and software used at any point in the acquisition, storage, transmission and management of electronic fingerprints. All such Company Permits are in full force and effect.

            (b) Neither the Company nor any of the Company Subsidiaries is in default, in any material respect, with respect to any Law or Company Permit or has received written notice of any possible violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law or Company Permit, and, to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation of any Law or Company Permit is threatened or contemplated.

            (c) Each of the Company and the Company Subsidiaries has, and to the knowledge of the Company all professional employees or agents of each of the Company and the Company Subsidiaries have, all material licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents and orders, including approvals from all Governmental Authorities ("Approvals") required for the conduct of the business of each of the Company and the Company Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and the Company Subsidiaries owns or leases and neither the Company nor any of the Company Subsidiaries or, to the knowledge of the Company, any of their respective professional employees or agents is in material violation of any such Approval or any terms or conditions thereof.

            (d) All Approvals for the Company and each of the Company Subsidiaries are, in all material respects, in full force and effect, and, to the knowledge of the Company, all such Approvals for the professional employees and agents of the Company and the Company Subsidiaries are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened.

            (e) No Approvals for the Company and each of the Company Subsidiaries, nor any Company Permits, will terminate or cease to be valid and in effect by reason of the Transactions.

            (f) Neither the Company nor any of the Company Subsidiaries have engaged in any activities which are prohibited, or are cause for criminal or civil penalties, under applicable Laws.

            SECTION 3.09  ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Without limiting the generality of any other provision hereof, and except as (a) expressly contemplated by this Agreement or in Section 3.09 of the Company Disclosure Schedule, or (b) described in the Company Reports filed prior to the date of this Agreement, since September 30, 2007: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, (iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01; and
(iv) none of the Company or any Company Subsidiary has issued or granted any options, warrants, debentures or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

            SECTION 3.10  ABSENCE OF LITIGATION.

            Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no Actions outstanding or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary at law or in equity or before or by any court or other Governmental Authority. To the knowledge of the Company, there are no grounds upon which any Action may be commenced against the Company or a Company Subsidiary, including, without limitation, based upon, in connection with, or arising out of a reduction of the workforce of the Company or the Company Subsidiaries in Russia carried out to date. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

            SECTION 3.11  CONTRACTS.

            (a) Subsections (i) through (xiv) of Section 3.11(a) of the Company Disclosure Schedule contain a complete list of the following written contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company permits, being "Material Contracts"): (i) each contract, agreement or account involving aggregate annual payments to the Company or any Company Subsidiary of more than Cdn.$100,000, or aggregate annual payments by the Company or any Company Subsidiary of more than Cdn.$100,000, (ii) all material contracts and agreements with any Governmental Authority, (iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company's knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time or otherwise restricts the development, manufacture, marketing, distribution or sale of any products or services by the Company or any Company Subsidiary, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the requirements or needs of the Company or a Company Subsidiary and that provide for services of more than Cdn.$100,000, or aggregate annual payments by the Company or any Company Subsidiary of more than Cdn.$100,000, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) contain "non-solicitation" or "no-hire" provisions that restrict the Company or any Company Subsidiary in any manner, or
(E) require the Company or any Company Subsidiary to market or co-market any services or products of a third party (each of (A) through (E), a "Restrictive Agreement"); (iv) all contracts, agreements and arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate, stockholder or officers, directors or principals of the Company or any Company Subsidiary on the other hand (each such contract, a "Related Party Agreement");
(v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or Liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; (vii) each material employment, services or consulting contract with any employee, service provider or consultant of the Company or any of the Company Subsidiaries; (viii) any standstill or similar contract currently restricting the ability of the Company or any Company Subsidiary to offer to purchase or purchase the assets or equity securities of another Person; (ix) each material contract providing that the Company, any Company Subsidiary or any of their respective employees maintain the confidentiality of any information, or providing for any Person to maintain the confidentiality of any information material to the Company, any Company Subsidiary or their respective businesses;
(x) any contract providing for indemnification of any Person by the Company and/or any Company Subsidiary, other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business; (xi) any contract under which the Company or any Company Subsidiary has directly or indirectly guaranteed Indebtedness of any Person; (xii) any contract under which the Company or any Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person; (xiii) any contract granting a third party any license to any Software or Intellectual Property involving aggregate annual payments to the Company or any Company Subsidiary of more than Cdn.$20,000, or pursuant to which the Company or any Company Subsidiary has been granted by a third party any license to any software or Intellectual Property, including without limitation software used directly or indirectly or incorporated in any respect into the Software, or any other license, option or other contract relating in whole or in part to Intellectual Property or the intellectual property of any other Person; and (xiv) all other material contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary, the conduct of their respective businesses. Except as set out in Section 3.11(a)(xv) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is party to an agreement with respect to the purported grant of preferred pricing rights or co-development rights with respect to any product of the Company or the Company Subsidiaries. Neither the Company nor any Company Subsidiary is a party to any contract, agreement, understanding, arrangement or commitment, whether written or oral, which requires the Company or any Company Subsidiary to purchase or acquire a minimum amount of products or services from any Person.

            (b) Each Material Contract is valid and binding on the Company or the Company Subsidiary that is a party thereto or bound thereby, as the case may be, is, in all material respects, in full force and effect against the Company or the relevant Company Subsidiary, except to the extent it has expired in accordance with its terms, and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof; and, upon consummation of the Transactions, each Material Contract shall continue in full force and effect without penalty. None of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, in any material respect, any Material Contract.

            (c) The Company has made available to Parent a true, complete and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto. Other than as disclosed in Sections 3.11(c) and 3.12(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is party to any oral agreements. The Company and the Company Subsidiaries have made available to Parent true and complete descriptions of all such oral agreements.

            SECTION 3.12  EMPLOYEE MATTERS.

            (a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which either: (i) notice of termination, indemnity in lieu of notice of termination, severance, termination payments, change of control payments or other payments relating to the cessation of employment or services to any director, officer, employee, consultant or service provider may be required to be paid to terminate their employment or services; or (ii) any employee, service provider or consultant who is bound by confidentiality, non-competition or non-solicitation covenants with the Company or any of the Company Subsidiaries is relieved thereof as a result of the completion of the Transactions. Section 3.12(a) of the Company Disclosure Schedule contains a list of all employment, consulting and service agreements of the Company and any of the Company Subsidiaries with their employees, independent contractors, consultants and distributors, as the case may be.
Section 3.12(a) of the Company Disclosure Schedule sets out the following information for each director, officer, employee, consultant or service provider who is entitled to receive any severance payment, termination payment, change of control payment or other payment as a result of the Transactions: the name of the individual, his or her title and the amount of the payment he or she is entitled to receive. The Company and the Company Subsidiaries have made available to Parent true and complete copies of all such written agreements and true and complete descriptions of all such oral agreements.

            (b) Section 3.12(b) of the Company Disclosure Schedule contains for all directors, officers and employees of the Company and the Company Subsidiaries, the following correct and complete lists: (i) a list of all salaries, wage rates, commissions and consulting fees, bonus arrangements, deferred compensation, share or unit appreciation program, options, retention bonus, incentive and benefits; (ii) a list of all positions; (iii) a list indicating how many Persons work full-time and part-time; (iv) a list of their length of service; (v) a list setting out their respective vacation entitlement in days; and their entitlement to annual sick days; and (vi) a list of how many Persons are currently on lay off or on a leave of absence, together with the reasons for any such leave of absence and their expected date of return to work, if known.

            (c) There is no collective agreement in force with respect to the employees of the Company or the Company Subsidiaries, no collective agreement is currently being negotiated by the Company or any of the Company Subsidiaries, no union or employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Company or of the Company Subsidiaries by way of certification, interim certification, voluntary recognition, or successors' rights, and there are no current, or to Company's knowledge, threatened attempts to organize or establish any trade union or association with respect to the Company and the Company Subsidiaries, nor have there been any such attempts within the past five (5) years.

            (d) To the Company's knowledge, the Company and the Company Subsidiaries are not engaged in any unfair labour practices. There are no unfair labour practice complaints, grievances or arbitration proceedings outstanding nor to the Company's knowledge, threatened against the Company or the Company Subsidiaries and there is no labour strike, slow down, work stoppage or lock-out in effect or to the Company's knowledge, threatened against the Company and the Company Subsidiaries, nor has there been any such event within the past five (5) years.

            (e) All amounts due or owing or accrued but not yet owing for all salaries, wages bonuses, commissions and consulting fees, vacation pay, incentive plans, retention bonuses, options, pension, benefits or other employee benefits have been paid or, if accrued, are reflected in the Books and Records.

            (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, no terminated employee, independent contractor, consultant or distributor of the Company or the Company Subsidiaries is owed any payments in respect of such termination. For the purpose of clarity, the Company is solely responsible for, and will pay in full all amounts disclosed in Section 3.12(f) of the Company Disclosure Schedule in accordance with the terms of the respective severance agreements.

            (g) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any occupational health and safety legislation and no audit of the Company or of any of the Company Subsidiaries is currently being performed pursuant to any such applicable legislation. There are no claims or, to the Company's knowledge, anticipated claims which may adversely affect the Company or any of the Company Subsidiaries' accident cost experience in respect of the business.

            (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are not subject to any outstanding claims for wrongful dismissal, constructive dismissal, psychological harassment or any other claim, complaint or litigation relating to employment, discrimination or termination of employment of any of their employees or former employees or relating to any failure to hire a candidate for employment.

            (i) There is no Order, pursuant to any Law, requiring the taking of any action or the refraining from taking any action in respect of any employee or former employee, independent contractor, consultant or distributor of the Company or any of the Company Subsidiaries.

            (j) There is no outstanding Indebtedness owed by the Company or any of the Company Subsidiaries to any of their employees or former employees, independent contractors, consultants or distributors.

            (k) Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, to the Company's knowledge, no managerial employee and no group of employees of the Company or of any of the Company Subsidiaries have any plans to terminate his, her or their employment or their service relationship with the Company or any of the Company Subsidiaries.

            (l) Those Persons who have been classified as independent contractors, consultants or distributors have been properly classified as such, and no audit is currently being performed by any Governmental Authority in respect of the characterization of such individuals as independent contractors, consultants or distributors of the Company or the Company Subsidiaries, and to the knowledge of the Company, no such audit is threatened.

            (m)   Except for the Company Stock Option Plans and as set forth in
Section 3.12(m) of the Company Disclosure Schedule: (i) there are no pension, retirement, profit sharing, bonus, savings, deferred compensation, stock option, purchase or appreciation, health, life insurance, disability, sick pay, severance pay, group insurance or other employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of the Company Subsidiaries (collectively, the "Plans"); (ii) there are no outstanding material violations or defaults thereunder nor any actions, claims or other proceedings outstanding or, to the knowledge of the Company, threatened with respect to any Plan; (iii) no Plan is currently under a governmental investigation or audit and, to the knowledge of the Company, no such investigation or audit has been threatened; (iv) each Plan covers only current or former employees of the Company and the Company Subsidiaries and their dependants and beneficiaries; (v) no promise or commitment to increase benefits under any Plan or to adopt any additional Plan has been made except as required by Law; (vi) no event has occurred which could subject the Company or any of the Company Subsidiaries to any material tax, penalty or fiduciary Liability in connection with any Plan which has not been accrued on the Annual Financial Statements; (vii) there have been no withdrawals of surplus or contribution holidays, except as permitted by Law and the terms of the Plans; and (viii) no other Plan provides post-employment and post-retirement benefits, other than as required by Law.

            (n) The Company and each Company Subsidiary has complied and is in compliance in all material respects with, and has been during the three previous years and is, in all material respects, in good standing under all applicable Laws relating to employment and labour matters, including any provision thereof relating to wages, hours of work, vacation pay, overtime pay, conditions of employment, workers' compensation, health, safety, training, human rights, equal opportunity, pay equity, or similar Laws and has properly completed and filed all material reports required by such Laws.

            (o) The reduction of the workforce of the Company or the Company Subsidiaries in Russia carried out to date was effected in accordance with all applicable Laws and all severance payments in connection therewith have been made in full, subject to the exception that Section 3.12(o) of the Company Disclosure Schedule sets out the names of all former employees who have disputed the terms of their severance and the additional amount of severance payment claimed by each. Based on the advice of independent counsel, the Company is of the view that such claims are without merit. There are no agreements in effect, whether written or oral, with respect to future severance payments by the Company or the Company Subsidiaries with respect to the foregoing reduction of the workforce.

            SECTION 3.13  CUSTOMERS.

            Section 3.13 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Company Subsidiaries by revenue during the 12-month period ended September 30, 2007 (the "Customers") and the amount of net revenue (that is, net of setoffs, chargebacks, credits, recoupments, refunds and other contractual allowances) received by the Company and the Company Subsidiaries as a result of orders by each of the Customers during such period. Except as set forth in Section 3.13 of the Company Disclosure Schedule, since January 1, 2007 through to the date hereof, none of the Company, any Company Subsidiary or any executive officers or directors of the Company or a Company Subsidiary has received any written notice, or any other communication, from any Customer or from any other employees of the Company and the Company Subsidiaries to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Company Subsidiary or otherwise materially reduce the amount of business conducted with the Company or any Company Subsidiary.

            SECTION 3.14  PROPERTY AND LEASES.

            (a) The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all of the properties and assets owned or used by them to conduct their respective businesses as currently conducted or as currently contemplated by the Company and the Company Subsidiaries to be conducted, free and clear of all Liens, subject only to Permitted Liens.

            (b) Neither the Company or any Company Subsidiary owns any real property.

            (c) To the knowledge of the Company, all Leases are in full force and effect and have not been modified or amended, and there exists no material default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company or any Company Subsidiary.

            (d) Section 3.14(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto (the "Leases") and the lessors thereof. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

            SECTION 3.15  INTELLECTUAL PROPERTY.

            (a) The conduct of the business of the Company and the Company Subsidiaries as currently conducted and proposed to be conducted or the Software, does not, to the knowledge of the Company, infringe upon or misappropriate Intellectual Property rights of any third party. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, no claim has been asserted to the Company or any Company Subsidiary that the conduct of the business of the Company or any Company Subsidiary as currently conducted or the Software infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party. With respect to each item of Intellectual Property and each component of Software owned by the Company or a Company Subsidiary ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property, including to modify or improve same or to create derivative works therefrom, in the continued operation of its respective business. With respect to each item of software or Intellectual Property licensed to the Company or a Company Subsidiary ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has the right to use such software or Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the manner in which the business of the Company and the Company Subsidiaries is currently conducted and as contemplated to be conducted after the Effective Time. The Company Owned Intellectual Property is valid and enforceable, and has not been adjudged or alleged to be invalid or unenforceable in whole or in part. Each license of software and the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and will continue to be in full force and effect at the Effective Time. To the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

            (b) Section 3.15(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, industrial designs and Software included in the Company Owned Intellectual Property, (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially-available software, and (iii) general descriptions of trade secrets and other confidential intellectual property used in the business of the Company and the Company Subsidiaries. Section 3.15(b) of the Company Disclosure Schedule also sets forth a complete list of all of the Software used in the business of the Company and the Company Subsidiaries.

            (c) The Company and each Company Subsidiary has taken reasonable commercial steps to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property, and except as set forth in Section 3.15(c) of the Company Disclosure Schedule (i) to the knowledge of the Company, there has been no misappropriation of any Software or other Company Owned Intellectual Property by any Person, (ii) to the knowledge of the Company, no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any Intellectual Property of any other Person in the course of such performance as an employee, independent contractor or agent, and (iii) to the knowledge of the Company, no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

            (d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, to the knowledge of the Company, there is no alleged or actual infringement by any Person of any Company Owned Intellectual Property or Company Licensed Intellectual Property. There is no action, suit, proceeding or claim outstanding or, to the knowledge of the Company, threatened by others, challenging the validity or scope of any Company Owned Intellectual Property or Company Licensed Intellectual Property, and, to the knowledge of the Company, there is no fact which could form a reasonable basis for any such claim with respect to any Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (e) Neither the Company nor any of the Company Subsidiaries has failed to maintain any application or registration, or comply with any contract or Order which would prevent it from owning, using or commercializing any Company Owned Intellectual Property currently used, commercialized or proposed to be used or commercialized by any of them in the conduct of the business of the Company and the Company Subsidiaries.

            (f) To the knowledge of the Company, there is no patent or patent application, trademark or trademark application that contains claims that interfere with the issued or pending claims of any of the Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (g) Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, neither the Company nor any of its Company Subsidiaries pays or receives any royalty to or from any Person with respect to the Company Owned Intellectual Property, nor has the Company or any of the Company Subsidiaries licensed any Person to use any Company Owned Intellectual Property.

            (h) the Transactions will not cause a default under, or breach of, any rights of the Company or of any of the Company Subsidiaries in and to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

            (i) Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is subject to any judgment with respect to, nor has it entered into or is it a party to any contract which restricts or impairs the use of, any Company Owned Intellectual Property.

            (j) Neither the Company nor any of the Company Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to the Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (k) Except as set forth in Section 3.15(k) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries has obtained intellectual property assignments from employees and contractors as are necessary to establish and preserve, for the benefit of the Company and each of the Company Subsidiaries, all Company Owned Intellectual Property and Company Licensed Intellectual Property and exercises reasonable care with respect to the dissemination of all Intellectual Property. The Company shall use its reasonable commercial efforts to obtain the intellectual property assignments set out in
Section 3.15(k) of the Company Disclosure Schedule prior to the Effective Date.

            (l) To the knowledge of the Company, no open source or public library Software, including, but not limited to, any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software owned by the Company or the Company Subsidiaries that is incorporated into or utilized by any products of the Company and the Company Subsidiaries where, as a result of the use of such open source or public library Software, the Company or any of the Company Subsidiaries is obligated to make available to third parties other than its customers the source code for the Software that is incorporated into such products.

            (m) Neither the Company nor any of the Company Subsidiaries have in the last three years (i) transferred ownership of, (ii) except as set forth in Section 3.15(m) of the Company Disclosure Schedule, granted any exclusive license of or right to use, (iii) authorized the retention of any exclusive rights to use or contingent right to use (including pursuant to a source code escrow), (iv) except as set forth in Section 3.15(m)) of the Company Disclosure Schedule, authorized joint ownership of or (v) granted any lien, security interest, claim, encumbrance or any other restriction or limitation whatsoever in any or all Company Owned Intellectual Property or Software. Neither the Company nor any of the Company Subsidiaries has granted any third party an exclusive license or right to use any patents owned by the Company or any of the Company Subsidiaries.

            SECTION 3.16  TAXES.

            (a) Section 3.16(a) of the Company Disclosure Schedule contains a list of all income Tax Returns filed with respect to the Company and each of the Company Subsidiaries since January 1, 2001, including all Tax Returns filed on a consolidated, combined or unitary basis, along with a list of entities whose activities are included in such filings.

            (b) Except as set out in Section 3.16(a) of the Company Disclosure Schedule, the Company and each of the Company Subsidiaries have timely filed (or have had filed on their behalf) with all appropriate Governmental Authorities all Tax Returns and reports required to be filed by each of them in accordance with all applicable Laws, and each has, within the time and in the manner prescribed by Law, paid, remitted and discharged all Taxes that have become due and payable, and will timely pay all Taxes which will become due and payable on or prior to the Effective Date other than such payments as are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the Annual Financial Statements in accordance with GAAP, and all such Tax Returns and reports are true, accurate and complete.

            (c) Neither Canada Revenue Agency, the Internal Revenue Service nor any other taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

            (d) Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

            (e) Neither the Company nor any Company Subsidiary is party to any Tax-sharing agreement, Tax-indemnification agreement or other agreement or arrangement relating to Taxes with any Person, other than the Company or a Company Subsidiary; neither the Company nor any of the Company Subsidiaries has been a member of an affiliated, combined or unitary group filing a consolidated, combined, unitary or other Tax Return for Canadian federal, provincial, local or non-Canadian Tax purposes reflecting the income, assets or activities of affiliated companies, or has any Liability for the Taxes of any other Person under any provision of Canadian federal, provincial, local or non-Canadian Law, or as a transferee or successor, or by contract, or otherwise.

            (f) Neither the Company nor any Company Subsidiary has any Liability for any amount of Taxes of any Person, other than the Company or a Company Subsidiary, as a transferee or successor, or by contract.

            (g) Neither the Company nor any Company Subsidiary has any income reportable for a period ending after the Effective Time that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change of accounting method or is inconsistent with the past practice of the Company.

            (h) Each of the Company and the Company Subsidiaries has withheld, collected and timely paid all Taxes required to be withheld and paid in connection with (i) any amounts paid or owing to any present or former employee, independent contractor, creditor, stockholder or other third party, (ii) goods and services received from or provided to any Person, and (iii) amounts paid or credited to any Person not resident in the jurisdiction of the relevant payor, and the amount of Taxes withheld but not remitted by the Company and the Company Subsidiaries will be retained in respect of the appropriate amounts and will be remitted by the Company and the Company Subsidiaries to the appropriate Tax authorities when due.

            (i) Except as set out in Section 3.16(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has any Liability for any material amount of unpaid Taxes.

            (j) The Tax basis of the assets of the Company and the Company Subsidiaries by category, including the classification of such assets as being depreciable or amortizable properties giving rise to capital cost allowance (collectively, the "Tax Pools"), as reflected in the Tax Returns of the Company and the Company Subsidiaries, is true and correct. The accumulated non-capital losses of the Company for Canadian federal and provincial income tax purposes, and for United States federal and state purposes, for application against future years' taxable income, as set out in the Annual Financial Statements, are presented fairly in all material respects.

            (k) Except as set out in Section 3.16(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries do not have any material Liability, obligation or commitment for the payment of Taxes not yet due other than those that have arisen since December 31, 2006 in the usual and ordinary course of business and for which adequate provisions have been made in the Financial Statements in accordance with GAAP.

            (l) Except as set out in Section 3.16(a) of the Company Disclosure Schedule, all Tax Returns of the Company and the Company Subsidiaries have been assessed through December 31, 2006, there are no proposed or issued assessments or reassessments respecting the Company or any of the Company Subsidiaries pursuant to which there are amounts owing or discussions in respect thereof with any taxing authority and there are no outstanding objections to any assessment or reassessment of Taxes.

            (m) Except as set out in Section 3.16(a) of the Company Disclosure Schedule, there are no contingent Tax Liabilities or any grounds that could prompt an assessment or reassessment of the Company and any of the Company Subsidiaries, including aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Tax Returns.

            (n) The Company and the Company Subsidiaries have collected from each past and present customer (or other Person paying amounts to the Company and the Company Subsidiaries) the amount of all Taxes (including goods and services Tax and provincial, state and local sales Taxes) required to be collected, except where the failure to so collect has not and is not reasonably likely to result in a Company Material Adverse Effect, and have paid and remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amounts to the proper Tax authorities. The amount of Tax collected but not remitted by the Company and the Company Subsidiaries will be retained in the appropriate accounts and remitted by the Company and the Company Subsidiaries to the appropriate authorities when due.

            (o) All research and development investment tax credits ("ITCs") were claimed by the Company and the Company Subsidiaries in accordance with the Tax Act and the relevant provincial legislation and the Company and the Company Subsidiaries satisfied at all times the relevant criteria and conditions entitling it to such ITCs. All refunds of ITCs received or receivable by the Company and the Company Subsidiaries in any taxation year were claimed in accordance with the Tax Act and the relevant provincial legislation and the Company and the Company Subsidiaries satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs.

            (p) Except as set forth in Section 3.16(p) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is currently or was at any time since December 31, 2003 the subject of any action or proceeding relating to Taxes or a "tax asset", or an audit or examination relating to Taxes or a tax asset and, to the Company's knowledge, no such action, proceeding, audit or examination is pending or threatened. For the purpose of this Section 3.16(p), the term "tax asset" shall include but is not limited to any net operating loss, non-capital loss, net capital loss, Tax pool, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes. The Company has received a "notice of determination of loss" pursuant to subsection 152.1.1 of the Tax Act, in respect of any non-capital loss or net capital loss incurred by it.

            (q) Neither the Company nor any of the Company Subsidiaries (i) is a party to any agreement extending the time within which to file any Tax Return,
(ii) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter (other than in favour of Deloitte & Touche LLP with respect to transfer-pricing matters), (iii) has executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with, any taxing authority relating to material Taxes, including any private letter rulings or comparable rulings of any taxing authority and closing agreements with any taxing authority, (iv) has any Liability for the Taxes of another Person under U.S. Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), (v) has, or has ever had, a permanent establishment in any country other than the country of its organization or been subject to Tax in a jurisdiction outside the country of its organization, (vi) has, within the scope of Section 999 of the Code, participated in or cooperated with any international boycott or has been requested to do so in connection with any transaction or proposed transaction, (vii) has engaged in any "reportable transaction" as defined in U.S. Treasury Regulation Section 1.6011-4(b), or
(viii) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transactions.

            (r) No claim has been made by any taxing authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, provided that although no such claim has been made, the Company has taken a reserve in the event that a Tax Return is required to be filed in respect of the operations in Russia.

            (s) Except as set forth in Section 3.16(p) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have maintained, in all material respects, with respect to transfer pricing, proper intercompany agreements and concurrent and supporting documentation as required under OECD guidelines and all applicable Tax Laws, such that no transfer pricing amounts will be denied as deductions in any jurisdiction either by reason of a lack of proper agreements or supporting documentation or by reason of a non-compliance with the "arm's length" principle as defined under OECD transfer pricing guidelines. The terms of the transfer pricing agreements involving the Company or any of the Company Subsidiaries satisfy the requirements set by the applicable Tax Law and by the respective taxing authority such that no transfer pricing amount will be denied as deductions or will be considered to have created income to the Company or any of the Company Subsidiaries of a type other than that specified in the transfer pricing agreement.

            (t)   Neither the Company nor any of the Company Subsidiaries has
(i) agreed to or is required to make any adjustments pursuant to a change in Tax accounting method, (ii) any knowledge that any taxing authority has proposed any such adjustment, or (iii) any application pending with any taxing authority requesting permission for any changes in Tax accounting methods.

            (u) Each contract of any U.S. Subsidiary of the Company that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with
Section 409A of the Code and Internal Revenue Service Notice 2005-1 and the proposed regulations promulgated under Section 409A of the Code. No contract of any U.S. Subsidiary of the Company that is a "nonqualified deferred compensation plan" has been materially modified (as determined under Notice 2005-1 and the proposed regulations) after October 3, 2004.

            (v) Each U.S. Subsidiary of the Company has complied with all record keeping and reporting obligations under Section 6038A of the Code.

            (w) There is no contract of any U.S. Subsidiary of the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by such Subsidiary (or Affiliates of such Subsidiary) by reason of Section 280G of the Code.

            (x) For purposes of this Section 3.16, any reference to the Company or any of the Company Subsidiaries shall be deemed to include any Person that merged with or was liquidated into the Company or such Company Subsidiary, as applicable.

            SECTION 3.17  ENVIRONMENTAL MATTERS.

            (a) Neither the Company nor any of the Company Subsidiaries is in violation of or has violated, during the three previous years, or has any Liability under, any Environmental Law and there are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Date which could result in Liability under Environmental Laws. Without limiting the generality of the foregoing: (i) there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property; (ii) there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property; (iii) none of the real property currently owned, leased or operated by the Company or the Company Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled-in land or wetlands; and (iv) neither PCB's, "toxic mold," nor asbestos-containing materials are present on or in the real property currently or previously owned, operated or leased by the Company or the Company Subsidiaries or the improvements thereon.

            (b) Neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or other written communication alleging that the Company or any Company Subsidiary (i) is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances, or (ii) may be in violation of or have any Liability under any Environmental Law.

            (c) The Company and each Company Subsidiary has promptly applied for and maintains all permits, licenses, consents, approvals and other authorizations required under any Environmental Law ("Environmental Permits") and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits.

            (d) Neither the Company nor any of the Company Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of the Company Subsidiaries is listed on any governmental list or database of properties that may require Remediation.

            (e) No authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transactions.

            SECTION 3.18  INSURANCE.

            (a) Section 3.18(a) of the Company Disclosure Schedule sets out a list of all of the insurance policies of the Company and the Company Subsidiaries relating to fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary, and such list contains the name of the applicable insurance company, the premiums payable, deductible (if any) and amount of coverage for each such policy. True and complete copies of all policies, or summaries thereof of fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement.

            (b) The insurance maintained by the Company and the Company Subsidiaries adequately covers all material risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company and the Company Subsidiaries which would be customary in the business carried on by the Company and the Company Subsidiaries and the Company and the Company Subsidiaries are not in material default under the terms of any such policy.

            (c) There is no claim outstanding under any insurance policy of the Company or a Company Subsidiary as to which coverage has been questioned, denied or disputed by the underwriter of such policy, and there has been no notice of cancellation or termination of, or premium increase with respect to, any such policy.

            (d) The Company and the Company Subsidiaries have paid all premiums due under their insurance policies and none of the Company or any Company Subsidiary is in default in any material respect under the terms of any of their insurance policies.

            SECTION 3.19  BROKERS.

            No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment related to the Transactions; provided that the provisions dealing with the basis upon which such payment would be calculated (but not the amount of the payment) have been redacted therefrom.

            SECTION 3.20  RELATED PARTY TRANSACTIONS; COLLATERAL BENEFIT.

            No executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director is entitled to any payment, benefit or advantage that would constitute a "collateral benefit" within the meaning of Canadian Securities Legislation, in connection with or as a result of the Transactions.

            Save for or pursuant to (i) the employment, management or consulting arrangements listed in Section 3.11 or Section 3.12 of the Company Disclosure Schedule and the payments to be made thereunder, as disclosed therein, and (ii) compensation payable to the directors of the Company in accordance with the "Compensation of Directors" contained in the Company's Management Information Circular of March 15, 2007, no executive officer, director or Affiliate of the Company or any Company Subsidiary, nor any immediate family member or Affiliate of such executive officer or director:

            (a) is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary;

            (b) is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary;

            (c) has any material interest in any material property used by the Company or any Company Subsidiary; or

            (d) has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, other than the ownership of less than 5% of the outstanding stock of any publicly-traded company.

            SECTION 3.21  DISCLOSURE.

            (a) True and complete copies of all documents listed in the Company Disclosure Schedule have been made available or provided to Parent.

            (b) The Company has made available to Parent all Books and Records. All such Books and Records are, in all material respects, complete and correct and have been maintained, in all material respects, in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and the information in the Books and Records is accurately reflected in the Financial Statements.

            (c) The minute books of the Company and each Company Subsidiary contain, in all material respects, accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books (except for meetings of the Company Board held since November 9, 2007.

            (d) None of the representations or warranties made by the Company herein or in the Company Disclosure Schedule, or in any certificate or document furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which it was made, not misleading.

            SECTION 3.22  Certain Payments and Foreign Corrupt Practices Act.

            Without limiting the generality of any other provision hereof, none of the Company, any Company Subsidiary nor any of their respective officers, directors or employees or, to the knowledge of the Company, any of the agents, shareholders, distributors or representatives of the Company or a Company Subsidiary or any other Persons acting on the express, implied or apparent authority of any of them, has:

            (a) Paid, given or received or has offered or promised to pay, give or receive, directly or indirectly, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, discount, inducement or other payment or thing of value, regardless of form, whether in money, property or services, to any Person, whether in Canada, the United States or elsewhere, and including any foreign official or political party (or official thereof), in connection with or in furtherance of the business of the Company or a Company Subsidiary, including, without limitation, (i) for the purposes of influencing any act, decision or omission in order to assist the Company or a Company Subsidiary in obtaining business for or with, or directing business to, any Person, (ii) to obtain favourable treatment in securing business for the Company or any Company Subsidiary, (iii) to pay for favourable treatment for business secured by the Company or any Company Subsidiary, (iv) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary, or (v) in violation of any Law, nor is the business of the Company and the Company Subsidiaries in any manner dependent upon the making or receipt of any of the foregoing;

            (b) Established or maintained any fund or asset with respect to the Company or any Company Subsidiary that has not be recorded in the books and records of the Company and the Company Subsidiaries; or

            (c) Directly or indirectly, materially violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), and none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

The Company and the Company Subsidiaries have established reasonable internal controls and procedures that are intended to ensure compliance with the FCPA.

            (d) The business of the Company and each Company Subsidiary is not in any manner dependent upon the making or receipt of the unlawful payments or other inducements referred to in this Section 3.22.

            SECTION 3.23  TAKEOVER STATUTES.

            The Company Board has taken all necessary action so that no restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation or bylaws or any shareholder rights or similar plan, is, or at the Effective Time will be, applicable to the Company, the Purchaser, the Purchase Consideration, the Arrangement or any of the other transactions contemplated by this Agreement or the Support Agreements.

            SECTION 3.24  NO OTHER PURCHASE AGREEMENTS.

            The Company and the Company Subsidiaries are not a party to any other contract, agreement or understanding of any nature for the purchase or other acquisition of any of their undertaking, property or assets, other than in the ordinary course of business.

            SECTION 3.25  PERSONAL PROPERTY.

            Either the Company or one of the Company Subsidiaries is the true and lawful owner or lessee of and has good and valid title to, or a valid leasehold interest in, all personal or moveable property (tangible or intangible) reflected on the balance sheet contained in the Annual Financial Statements or thereafter acquired, except inventory that has been sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and not in violation of this Agreement, in each case free and clear of all Liens, other than Permitted Liens.

            SECTION 3.26  NET CASH.

            As at the date hereof, the Company has Net Cash of not less than Cdn$1,300,000.

            SECTION 3.27  WARRANTY AND PRODUCT LIABILITY MATTERS.

            (a)   Section 3.27(a) of the Company Disclosure Schedule sets forth
(i) a list of all product liability claims made against the Company or any of the Company Subsidiaries since September 1, 2004, and (ii) a summary of warranty claims made against the Company or any of the Company Subsidiaries, together with the annual cost associated with such warranty claims, for each of the three
(3) immediately-preceding fiscal years.

            (b) Except as set forth in Section 3.27(b) of the Company Disclosure Schedule, none of the Company's or the Company Subsidiaries' products have design, manufacturing or other defects, and such products comply with, and meet, in all material respects, the current standards of, all Laws dealing with such products. No claims, including, but not limited to, product or service warranty, Liability, strict liability or negligence claims, in respect of the Company's or any Company Subsidiary's products or services are pending or threatened.

            (c) The Company and each Company Subsidiary has used reasonable commercial efforts to limit Liability for warranty and product liability claims.

            SECTION 3.28  PRIVACY LAWS.

            (a) The Company and each of the Company Subsidiaries are conducting their business in compliance, in all material respects, with all applicable Privacy Laws.

            (b) The Company has a written privacy policy which governs the Processing of Personal Information, and the Company is in compliance, in all material respects, with such policy.

            (c) There has been no loss, theft or unauthorized Processing of Personal Information in the custody or control of the Company or of any of the Company Subsidiaries; and neither the Company or any Company Subsidiary has received any written notice or other communication from any Person regarding or in connection with any actual, alleged, possible or potential violation of, or failure to comply with, any Privacy Laws or with respect to the loss, theft or unauthorized Processing of Personal Information in the custody or control of the Company or the Company Subsidiaries.

            SECTION 3.29  NOT ENGAGED IN CULTURAL BUSINESS.

            The Company is not engaged in and does not carry on a "cultural business", as such term is defined in the Investment Canada Act.

            SECTION 3.30  SOLVENCY.

            At the Effective Time, the Company will not be insolvent within the meaning of section 192(2) of the CBCA.

            SECTION 3.31  TERMINATION PAYMENT SHARES.

            The Termination Payment Shares shall be issued to Parent in compliance with all applicable Canadian Securities Legislation and the requirements of Canadian Securities Regulators, including, without limitation, the applicable rules of the TSX, and shall be duly authorized, validly issued and fully paid and non-assessable shares.

            SECTION 3.32  BANKING AND ATTORNEYS.

            Section 3.32 of the Company Disclosure Schedule sets forth a true and complete list showing:

            (a) The name of each bank or similar institution in which each of the Company and the Company Subsidiaries has an account or safe deposit box, the number or designation of each such account and safe deposit box and the names of all individuals authorized to draw thereon or to have access thereto; and

            (b) The name of each Person holding a general or special power of attorney from the Company or any of the Company Subsidiaries and a summary of the terms thereof.

                                   ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF PARENT, OPCO AND PURCHASER

            As an inducement to the Company to enter into this Agreement and to implement the Transactions, the Purchaser Parties hereby, jointly and severally, represent and warrant to the Company as follows:

            SECTION 4.01  CORPORATE ORGANIZATION.

            Each of the Purchaser Parties is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.02  AUTHORITY.

            (a) Each of the Purchaser Parties has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the Transactions.

            (b) The execution and delivery of the Transaction Documents by each of the Purchaser Parties, and the consummation by each of them of the Transactions, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Purchaser Parties are necessary to authorize the Transaction Documents or to consummate the Transactions (other than any necessary approvals or consents and the filing of appropriate documents as required by the CBCA).

            (c) Each of the Transaction Documents has been duly and validly executed and delivered by each of the Purchaser Parties and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of the Purchaser Parties that is a party thereto, enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (d) The Boards of Directors of each of the Purchaser Parties have duly approved the Transaction Documents and the Transactions.

            SECTION 4.03  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of each of the Transaction Documents to which it is a party by each of the Purchaser Parties do not, and the performance by each of the Purchaser Parties of its obligations under such Transaction Documents, will not, (i) conflict with or violate its certificate of incorporation or by-laws in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in
Section 4.03(b) have been obtained and all filings and obligations described in
Section 4.03(b) have been made, conflict with or violate any Law applicable it or by which any property or asset of either of them is bound or affected, or
(iii) conflict with or result in a breach of the terms of any material agreement to which it is a party, except with respect to clauses (ii) and (iii), for any such conflicts or violations which would not reasonably be expected to have a Parent Material Adverse Effect.

            (b) The execution and delivery of the Transaction Documents by each of the Purchaser Parties that is a party thereto do not, and the performance by each of the Purchaser Parties of its obligations thereunder, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act and state takeover laws, the Investment Canada Act and filing of appropriate documents as required by the CBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.04  CAPITALIZATION

            The authorized capital stock of Parent consists of 125,000,000 shares of common stock, par value U.S. $0.001 per share and 2,000,000 shares of preferred stock, par value U.S. $0.001 per share. As of the date of this Agreement, 75,153,248 shares of Parent Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable. All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, non-assessable and free of pre-emptive rights.

            SECTION 4.05  INFORMATION TO BE SUPPLIED.

            Any information supplied or to be supplied by each of the Purchaser Parties or its representatives for inclusion or incorporation by reference in the Circular will not, on the date the Circular is mailed to stockholders of the Company, on the date of the Company Meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            SECTION 4.06  LITIGATION.

            There is no Action pending or, to the knowledge of Parent, threatened against the Purchaser Parties, or any property or asset of the Purchaser Parties, before any Governmental Authority that seeks to materially delay or prevent the consummation of the Transactions.

            SECTION 4.07  NO VOTE REQUIRED.

            No vote of the stockholders of the Purchaser Parties is required by Law, their respective certificates of incorporation or by-laws or otherwise in order for each of the Purchaser Parties to consummate the Transactions.

            SECTION 4.08  OPERATIONS OF PURCHASER.

            Purchaser is a direct, wholly-owned subsidiary of Opco, which is itself a direct, wholly-owned subsidiary of Parent. Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

            SECTION 4.09  BROKERS.

            No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions that will not be paid by or on behalf of the Purchaser Parties.

            SECTION 4.10  SECURITIES LAW MATTERS; FINANCIAL STATEMENTS.

            The issuance of the Parent Common Stock under the Arrangement and the modification of the Company Stock Options as contemplated by Section 2.08 will not be registered under the Securities Act. The Parent Common Stock will be issued and the Company Stock Options will be modified in reliance upon the exemption available pursuant to section 3(a)(10) of the Securities Act, which exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear. Parent Common Stock issued under the Arrangement to persons who are Affiliates of the Company or Parent prior to the Effective Time or Affiliates of Parent after the Effective Time may be subject to resale restrictions under U.S. Securities Laws pursuant to Securities Act Rule 144. Shares of Parent Common Stock issuable upon exercise of Company Stock Options after the Effective Time will be registered on Form S-8 under the Securities Act.

            SECTION 4.11  PARENT SEC DOCUMENTS.

            (a) Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2007 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applicable in the United States (except, in the case of unaudited statements, as indicated in the notes thereto applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (b) Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is accumulated and communicated to Parent's principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct.

            (c) The Parent Common Stock is listed on the NYSE. Parent has not been notified of any default or alleged default by it of any material requirement of the NYSE or applicable U.S. Securities Laws. No U.S. Securities Regulator has issued any order preventing or suspending trading of any securities of Parent and Parent is not in material default of any requirement of applicable U.S. Securities Laws.

            (d) (i) Parent has filed all reports required to be filed by it under U.S. Securities Laws since January 1, 2007, except where the failure to so file has not and is not reasonably likely to result in a Parent Material Adverse Effect; (ii) at the time that they were filed or, if amended, as of the date of such amendment, such reports complied in all material respects, and each report subsequently filed by Parent with the U.S. Securities Regulators will, on the date filed, comply in all material respects with all applicable requirements of U.S. Securities Laws as in effect on the date so filed; (iii) such reports did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any Misrepresentation; (iv) no material change has occurred in relation to Parent which is not disclosed in such reports, and, other than in connection with SEC reviews providing comments on registration statements filed pursuant to the Securities Act, all of which comments have been resolved, Parent is not the subject of any active formal inquiries or interrogatories, whether in writing or otherwise, from any U.S. Securities Regulator, the NYSE or any other Governmental Authority, or, to the knowledge of Parent, been the subject of any investigation, audit, review or hearing by or in front of such Persons, in each case with respect to any of such reports or any of the information contained therein.

            (e) Each of the consolidated financial statements contained in the reports be filed by Parent under U.S. Securities Laws since January 1, 2007, has been and, as regards such financial statements prepared after the date hereof, will be, prepared in accordance with generally accepted accounting principles applicable in the United States, applied on a consistent basis throughout the periods indicated, except as disclosed therein, and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with such generally accepted accounting principles.

                                    ARTICLE V
                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

            SECTION 5.01  CONDUCT OF BUSINESS BY THE COMPANY.

            (a) The Company agrees that, between the date of this Agreement and the Effective Date, except as required (i) by a Governmental Authority of competent jurisdiction, or (ii) to complete the Transactions as contemplated by this Agreement, or as may be required in order for the Company and the Purchaser Parties to comply with applicable Laws, unless Parent shall otherwise consent in writing, such consent not to be unreasonably withheld or delayed:

                  (i) the Company and the Company Subsidiaries shall conduct their business only in the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall maintain its existence and good standing and use its reasonable commercial efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has business relations.

            (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and the Purchaser Parties to comply with applicable Laws, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Date, directly or indirectly, do any of the following without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

                  (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

                  (ii) issue, sell, pledge, assign, license or sub-license, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or of any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or of any Company Subsidiary, except for the issuance of shares of Company Common Stock issuable upon the exercise of Company Stock Options, provided the Company complies with Section 6.09 or (B) any properties or assets of the Company or of any Company Subsidiary; or suffer, permit or allow the existence of any Lien on any of the foregoing;

                  (iii) except as specifically contemplated and permitted in
Section 6.09, accelerate, amend or change the exercise period of any Company Stock Options or Company Warrants, re-price any Company Stock Options or Company Warrants, or authorize cash payments in exchange for any Company Stock Options or Company Warrants;

                  (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other securities;

                  (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any interest of any nature in any Person whatsoever, including, without limitation, any corporation, partnership, other business organization or any division thereof, or any material amount of assets, except in the ordinary course of business and consistent with past practice; (B) issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets, except in the ordinary course of business and consistent with past practice; (C) authorize, or make any commitment with respect to, capital expenditures which are, in the aggregate, in excess of Cdn.$25,000 from the date hereof until the earlier of (x) the Effective Time or (z) the termination of this Agreement pursuant to Article VIII; or (D) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(vi);

                  (vii) hire or terminate any employee or service provider except as expressly provided in Section 5.01(b)(vii) of the Company Disclosure Schedule;

                  (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers, consultants, service providers or employees, except for general increases in the ordinary course and consistent with past practice and except as provided in written agreements between the Company or the Company Subsidiaries with such persons, or grant any severance or termination pay to or enter into any employment or severance agreement with, any director, officer, consultant, service provider or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant, service provider or employee;

                  (ix) change any of the accounting principles used by it, other than as required by GAAP;

                  (x) (A) make, change or rescind any Tax election, settle or compromise any Liability for Taxes, change or revoke any of its methods of Tax accounting or annual Tax accounting periods, file any amended Tax Return, surrender any claim for a refund of Taxes, enter into any closing agreement with a taxing authority relating to any Tax, or waive or extend the statute of limitations in respect of any Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course of business), or (B) take any action with respect to the computation of Taxes or the preparation of Tax Returns that is inconsistent with past practice;

                  (xi) pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice, except for Liabilities for fees and other costs arising in connection with the completion of the Transactions;

                  (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's rights thereunder or (B) enter into any contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

                  (xiii) (A) grant any exclusive license or sub-license in respect of any Company Owned Intellectual Property, (B) grant any license or sub-license in respect of any Company Owned Intellectual Property involving aggregate annual payments to the Company or any Company Subsidiary of more than Cdn.$50,000, (C) transfer any Company Owned Intellectual Property, (D) develop any Intellectual Property jointly with any third party, or (E) disclose any confidential Intellectual Property or other confidential information of the Company or any Company Subsidiary;

                  (xiv) commence or settle any Action; or

                  (xv) except as permitted by Section 6.02, announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Arrangement.

            For greater certainty, and notwithstanding the foregoing, the Company may incur Indebtedness in the ordinary course of business and consistent with past practice, without the prior written consent of Parent.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

            SECTION 6.01  ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Except as otherwise prohibited by applicable Law, from the date of this Agreement until the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, (i) provide to Purchaser Parties and their officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access, at reasonable times during normal business hours, upon prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the Books and Records, and (ii) furnish as promptly as practicable to Parent such information in the Company's possession concerning the business, properties, contracts, assets, Liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its representatives may reasonably request.

            (b)   All information obtained by the parties pursuant to this
Section 6.01 shall be kept confidential in accordance with the Confidentiality Agreement.

            (c) Any investigation pursuant to this Section 6.01 shall not affect any representation or warranty of any party hereto or any condition to the obligations of the parties hereto.

            SECTION 6.02  NO SOLICITATION OF TRANSACTIONS.

            (a) The Company shall, and shall cause the Company Subsidiaries, and its and their respective officers, directors, employees, agents or advisors or other representatives (including, without limitation, any financial advisor or investment banker, attorney or legal counsel or accountant retained by it)

("Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to an Acquisition Proposal (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 6.02(b), encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or, except as and only to the extent permitted by Section 6.02(b), enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or recommend or endorse any Acquisition Proposal, or authorize or permit any Representative of the Company or any of the Company Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party, including any Support Agreement.

            (b) Notwithstanding anything to the contrary in this Section 6.02, at any time prior to the Arrangement having been approved by the Company Securityholders, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited bona fide written proposal or offer regarding an Acquisition Proposal (that did not result from a breach of this Section 6.02), and with respect to which (i) the Company Board has determined, in its good faith judgment (after consultation with its financial advisor), that such proposal or offer constitutes or could reasonably be expected to result in a Superior Proposal (as defined below), (ii) the Company Board has determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) the Company has satisfied its obligations under Section 6.02(c), (iv) the Company Board has provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least three Business Days prior to taking any such action, and (v) the Company Board has obtained from such Person an executed confidentiality agreement containing confidentiality provisions no less favourable to the Company than those contained in the Confidentiality Agreement, provided that such confidentiality agreement shall not preclude such Person from making the Acquisition Proposal.

            (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, immediately upon receipt thereof, the Company shall advise Parent in writing of any request for information or any Acquisition Proposal, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal and the terms and conditions of such request for information, Acquisition Proposal, inquiry, discussions or negotiations and the Company shall promptly provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Acquisition Proposal or inquiry or with whom any discussions or negotiations may be taking place. The Company agrees that it shall keep Parent informed of the status, terms and material details (including amendments or proposed amendments) of any such request for information, Acquisition Proposal or inquiry and keep Parent informed as to the details of any information requested of or provided by the Company and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, Acquisition Proposal or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to Parent.

            (d) "Acquisition Proposal" means any proposal or offer for a transaction, consolidation, business combination, sale or other transfer or disposition of substantial assets, sale, exchange, transfer of, or take-over bid for, shares of capital stock or other similar transaction (other than the Transactions) involving the Company or any Company Subsidiary.

            (e) "Superior Proposal" means an unsolicited bona fide written offer made by a third party to consummate an Acquisition Proposal on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with its financial advisor), to be more favourable to the Company Shareholders, from a financial point of view, than the Transactions contemplated in this Agreement (including any amendments to this Agreement agreed to in writing by Parent in accordance with Section 6.02(f)), is reasonably capable of being consummated, and in respect of which, if the consideration is to be paid in cash or partly in cash, the third party has made at that time, in the good faith judgment of the Company Board, adequate arrangements to ensure that the required funds are available to effect payment in full for all Company Securities that the third party has offered to acquire.

            (f) Prior to the Company entering into any agreement (a "Proposed Agreement") with any Person providing for or to facilitate any Superior Proposal that did not result from the violation by the Company of Section 6.02(a), other than a confidentiality agreement as contemplated by Section 6.02(b), it shall provide the Parent with a copy of any Proposed Agreement not less than five (5) Business Days prior to its proposed execution by the Company. During such five
(5) Business Day period, the Company acknowledges and agrees that the Parent shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement in order to provide for terms at least equivalent to those included in the Proposed Agreement. The Company Board shall review any offer by the Parent to amend the terms of this Agreement (an "Amended Offer") to determine, acting in good faith and in accordance with its fiduciary duties, whether the Amended Offer would be at least as favourable to the Company Shareholders as the Superior Proposal provided for in the Proposed Agreement. If the Company Board so determines, the Company will enter into an amended agreement with the Parent reflecting the Amended Offer. If the Company Board continues to believe, acting in good faith and in the proper discharge of its fiduciary duties, that the Acquisition Proposal provided for in the Proposed Agreement continues to be a Superior Proposal with respect to the Amended Offer, and therefore rejects the Amended Offer, or if the Parent does not amend the terms of this Agreement within the specified period, the Company shall be, subject to complying with its obligations under this Agreement, entitled to withdraw the Recommendation and accept, approve, recommend and enter into the Proposed Agreement, provided that, prior to, or concurrent with, entering into the Proposed Agreement, the Company pays to Parent (A) a fee equal to four percent (4%) of the product of Cdn.$0.55 multiplied by the number of shares of Company Common Stock proposed to be exchanged for Parent Common Stock, as set forth herein; and (B) an additional amount up to a further U.S.$400,000, as reimbursement of Parents' out-of-pocket costs and expenses, by wire transfer of same-day funds, which payment shall result in the termination of this Agreement, without further liability or obligation of the Company, save in the event that the Company has not complied with its obligations pursuant to this Article VI, in which case such payment shall not in any way relieve the Company from any Liabilities to Parent for any damages suffered by it as a result of the failure of the Company to comply with this Article VI.

            (g) The Company shall as promptly as practicable reaffirm the Recommendation of the Transaction by press release after: (i) any written bona fide Acquisition Proposal (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) the Parent and the Company enter into an amended agreement under Section 6.02(f); any such press release shall be prepared in accordance with Section 6.07.

            SECTION 6.03  COMPANY MEETING.

            Subject to the terms of this Agreement, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution and the related special resolution approving a reduction in the stated capital of the Company Common Stock. The Company Meeting shall be held no later than February 29, 2008, unless otherwise agreed by the Company and Parent, each acting reasonably. The Company shall provide notice to the Parent of the Company Meeting and allow Parent's representatives to attend the Company Meeting. The Company shall conduct the Company Meeting in accordance with the rules of the TSX, the CBCA, the by-laws of the Company and as otherwise required by applicable Laws. The Company Board shall (i) include the Recommendation in the Circular, and (ii) use its reasonable commercial efforts to obtain the necessary vote by the Company Securityholders in favour of the Arrangement Resolution and the related special resolution approving a reduction in the stated capital of the Company Common Stock. The Company Board shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Securityholders approval, the Company Board shall be permitted to withdraw the Recommendation, following three Business Days' prior notice to Parent, but only if (A) the Company has complied in all respects with Section 6.02 and Section
6.03 of this Agreement, and (B) after complying with Section 6.02(f) of this Agreement, the Company has entered into the Proposed Agreement.

            SECTION 6.04  NOTIFICATION OF CERTAIN MATTERS.

            (a) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            (b) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the Transactions, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting it or any of the Company Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transactions.

            SECTION 6.05  FURTHER ACTION; REASONABLE EFFORTS.

            (a) Upon the terms and subject to the conditions of this Agreement, (i) each of the parties hereto shall as promptly as practicable after the date of this Agreement make all filings required to be made by it under applicable Laws; (ii) each of the parties hereto shall use its reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws or otherwise to consummate expeditiously and make effective the Arrangement, including, without limitation, using its reasonable commercial efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Arrangement and to fulfill the conditions to the completion of the Arrangement, including, without limitation, the Final Order; and (iii) the Company shall and where appropriate shall cause the Company Subsidiaries to:

            (A) advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting; and

            (B) provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement.

            Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by Parent, any Parent Subsidiary, the Company or any Company Subsidiary, or to litigate or formally contest any proceeding relating to any regulatory approval process in connection with the Arrangement.

            (b) Each of the parties hereto shall use its reasonable commercial efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Date, to ensure the orderly combination of the Company and the Company Subsidiaries with the Purchaser Parties following the Effective Date and to minimize any disruption to the respective businesses of the Purchaser Parties, the Company and the Company Subsidiaries that might result from the Transactions.

            SECTION 6.06  PURCHASER.

            Parent shall cause and shall take all action necessary to cause Purchaser and Opco to perform their respective obligations under this Agreement and to consummate the Transactions on the terms and subject to the conditions set forth in this Agreement.

            SECTION 6.07  PUBLIC ANNOUNCEMENTS.

            The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or the TSX, each of Parent and the Company shall use its reasonable commercial efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Arrangement; provided, however, that this Section 6.07 shall terminate in the event the Company Board withdraws the Recommendation.

            SECTION 6.08  TRANSFER TAX.

            The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the Transactions (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a Liability of any holder of the Company Common Stock.

            SECTION 6.09  COMPANY STOCK OPTIONS.

            (a) The Company shall provide written notice to Parent of any exercise or purported exercise of a Company Stock Option immediately upon receipt by the Company of a notice of exercise or similar communication from a holder of Company Stock Options, and the Company shall not issue any shares of

Company Common Stock to such holder of Company Stock Options for a period of not less than three Business Days after sending such notice to Parent. Subject to the foregoing, the Company shall issue to each holder of Company Stock Options who is entitled to exercise same, and who shall do so prior to the Exercise Date in accordance with the terms and conditions governing the exercise thereof, and only to such holders, the Company Common Stock to which such holder is entitled pursuant to the exercise thereof; provided, however, that notwithstanding the foregoing, (i) Company Stock Options may be exercised only at the exercise price thereof in effect on November 9, 2007, and (ii) the Company shall not under any circumstances issue more than 113,515 shares of Company Common Stock, in the aggregate, to holders of Company Stock Options prior to the Effective Date.

            (b) Subject to the terms and conditions hereof, Parent agrees to comply with the Option Waivers disclosed in Section 3.05(c) of the Company Disclosure Schedule relating to the exercise of such Stock Options.

            SECTION 6.10  COMPANY WARRANTS.

            The Company shall provide written notice to Parent of any exercise or purported exercise of Company Warrants immediately upon receipt by the Company of a notice of exercise or similar communication from a holder of Company Warrants, and the Company shall not issue any shares of Company Common Stock to such holder of Company Warrants for a period of not less than three Business Days after sending such notice to Parent.

            SECTION 6.11  CANCELLATION OF OTHER SECURITIES.

            For greater certainty, any and all securities, other than Company Stock Options that may be exercised for, or converted into, shares of capital stock of the Company or shares of Parent Common Stock, shall be fully and finally cancelled and terminated on the Effective Date, and the holders thereof shall have no further rights or entitlements thereunder.

            SECTION 6.12  SUPPORT AGREEMENTS.

            Contemporaneously with the execution of this Agreement, the Company shall deliver the Support Agreements duly executed by the Company Insiders and the Securityholders referred to in the Recitals hereof.

            SECTION 6.13  ESCROW AMOUNT.

            Contemporaneously with the execution of this Agreement, the Company shall execute the Escrow Agreement and deliver the Escrow Amount to the Escrow Agent in accordance with the provisions thereof.

            SECTION 6.14  PURCHASER SECURITY.

            Contemporaneously with the execution of this Agreement, the Company shall execute and perfect the Purchaser Security.

            SECTION 6.15  RESIGNATION OF DIRECTORS.

            At or before the Effective Time, the Company shall use its reasonable commercial best efforts to cause each Person who is a director of the Company or of the Company Subsidiaries, other than such Persons as may be designated in writing by Parent, to voluntarily submit his or her written resignation as a director of the Company or the Company Subsidiaries, as the case may be, which will be effective at the Effective Time.

            SECTION 6.16  MAINTAIN INSURANCE.

            From the date of this Agreement to the Effective Date, the Company shall, and shall cause each Company Subsidiary to, maintain insurance on and in respect of the business and assets of the Company and the Company Subsidiaries in like kind to, and in an amount not less than the amount of, insurance in respect thereof in effect on the date hereof.

            SECTION 6.17  FULFILLMENT OF CONDITIONS.

            The Company shall use its reasonable commercial efforts to fulfill or cause the fulfillment of the conditions set forth in Section 7.01 and Section
7.02 to the extent the fulfillment of the same is within the control of the Company.

            SECTION 6.18  TERMINATION PAYMENT SHARES.

            The Company shall, prior to the Effective Date, take all such corporate and other actions as may be required, including make all applications under Canadian Securities Legislation and to the appropriate Canadian Securities Regulators, including, without limitation, the TSX, in order to ensure that the Termination Payment Shares (i) may be issued to Parent in compliance with
Section 3.31 and Section 8.05(d) and as required thereunder, and (ii) if and when issued, are so issued, and the Company shall deliver to Parent, prior to the Effective Date, evidence of the foregoing satisfactory to Parent acting reasonably.

            SECTION 6.19  POTENTIAL PURCHASER FINANCING.

            Provided that (i) there shall have been no Acquisition Proposal or any public announcement by any third party of an Acquisition Proposal or an intent to make an Acquisition Proposal, (ii) the Company is otherwise in compliance with all of its obligations under this Agreement, (iii) in the reasonable opinion of Parent, the Transactions are in all respects proceeding toward a timely completion and closing, and (iv) there has not been a Company Material Adverse Effect from the date hereof, then, upon the reasonable request of the Company, prior to the Effective Date, and subject to the Company and

Parent reaching agreement on reasonable terms and conditions to govern same (such terms and conditions to be negotiated in good faith), Parent will make available to the Company a bridge financing, in an amount not to exceed Cdn.$500,000, by way of an advance of funds by Parent to the Company or, alternatively, in the sole discretion of Buyer, by way of the release to the Company of all or a portion of the Escrow Amount.

            SECTION 6.20  INDEMNIFICATION.

            (a) Parent agrees that all rights to indemnification or exculpation now existing in favour of present or former directors or officers of the Company or any Company Subsidiary as provided in its articles of incorporation or by-laws, as amended, or indemnification agreements, in effect on the date of this Agreement shall survive the Transactions and shall continue in full force and effect for a period of not less than six years from the Effective Time and Parent hereby causes Opco to assume and Opco hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time. For greater certainty,
Section 3.11(a)(x) of the Company Disclosure Schedule sets out all such indemnification agreements in effect on the date hereof.

            (b) Parent shall cause to be maintained in effect, for not less than six years from the Effective Time, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by the Company or any Company Subsidiary which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

            (c) The provisions of this Section 6.20 are intended to be for the benefit of, and shall be enforceable by, each present or former director or officer of the Company and each of the company Subsidiaries and their respective estates, heirs, legal representatives and assigns (collectively, the "Beneficiaries") and Parent acknowledges that the Company accepts Parent's covenants under this Section 6.20 as trustee for and on behalf of each of such Beneficiaries.

                                   ARTICLE VII
                                   CONDITIONS

            SECTION 7.01  CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS

            The respective obligations of each party hereto to complete the Transactions shall be subject to the satisfaction, on or before the Effective Time, of each of the following conditions precedent and which may be waived only by the unanimous consent of all parties:

            (a) Interim Order. The Interim Order shall have been obtained in form and substance satisfactory to each of the Company and Parent, acting reasonably.

            (b) Securityholder Approval. The Arrangement and the related special resolution approving a reduction in the stated capital of the Company

Common Stock shall have been duly approved by the Company Securityholders at the Company Meeting in accordance with the requirements of the Interim Order.

            (c) Final Order. The Final Order shall have been obtained in form and substance satisfactory to each of the Company and Parent, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

            (d) Approvals. All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the Transactions illegal or would have a Parent Material Adverse Effect assuming the Transactions had taken place, shall have been given or shall be in effect.

            (e) No Adverse Order. There shall not be in force any Order restraining, prohibiting, preventing or enjoining the consummation of the Transactions and there shall be no proceeding, whether of a judicial or administrative nature or otherwise brought by a Governmental Authority that relates to or results from the Transactions that would, if successful, result in an Order that would preclude completion of the Transactions in accordance with the terms and conditions hereof, would otherwise be inconsistent with any approvals which have been obtained or would result in a Company Material Adverse Effect.

            (f) Material Limitations. There shall not have been enacted, promulgated, enforced or issued by any Governmental Authority, and in effect, any Law which restrains or enjoins the consummation of the Arrangement or makes the Arrangement or other Transactions illegal.

            (g) SEC. If, in the opinion of Parent's counsel, the exemption provided by Section 3(a)(10) of the Securities Act, as amended, is unavailable for the issuance of shares of Parent Common Stock pursuant to the Arrangement, the SEC shall have declared effective a registration statement on Form S-4 (or on such other form as may be available to Parent) under the Securities Act registering the shares of Parent Common Stock to be issued pursuant to the Arrangement, and such registration statement on Form S-4 shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits necessary to issue shares of Parent Common Stock pursuant to the Arrangement.

            SECTION 7.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER.

            The obligation of the Purchaser Parties to complete the Transactions is also subject to the fulfillment or satisfaction, on or before the Effective Time, of the following conditions precedent (each of which is for the exclusive benefit of the Purchaser Parties and may be waived by Parent and any one or more of which, if not satisfied or waived, will relieve the Purchaser Parties of any obligation under this Agreement):

            (a) Performance of Obligations. The Company shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by it at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

            (b) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

            (c) Company Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Company Material Adverse Effect.

            (d) Resolutions. The Company Board shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company and the Company Subsidiaries, to permit the consummation of the Transactions.

            (e) Resignations. The directors of the Company shall have tendered to Parent resignations satisfactory to Parent, and such resignations shall be effective at the Effective Time.

            (f) Title to Company Securities. Parent shall be satisfied, acting reasonably, that, upon completion of the Transactions, it will have acquired good and marketable title to all of the Company Securities, other than the Company Warrants that will be cancelled pursuant to the Arrangement.

            (g) Capitalization of the Company. There shall be issued and outstanding not more than 80,211,781 shares of Company Common Stock, plus not more than 113,515 shares of Company Common Stock issued upon the exercise of Company Stock Options, in accordance with Section 6.09 hereof, and no Company Warrants shall have been exercised prior to the Effective Time.

            (h) Assets and Liabilities. At the Effective Date, there shall not be any material adverse change in the assets and Liabilities of the Company from the Third Quarter Financial Statements, other than costs incurred in connection with the Transactions, the proposed financing by the Company pursuant to a preliminary short form prospectus dated October 5, 2007, and an inquiry by the Ontario Securities Commission with respect to Company Stock Options. Section

7.02(h) of the Company Disclosure Schedule sets out the costs of the foregoing.

            (i) Consents. Each of the consents referred to in Section 3.04 shall have been obtained, except where the failure to obtain any such consent would not result in or would not be reasonably likely to result in a Company Material Adverse Effect.

            (j) Dissent Rights. Holders of shares of Company Common Stock representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

            (k) Legal Prohibition, Unacceptable Terms. There shall not exist any prohibition under applicable Law against the completion of the Transactions, and none of the consents, orders, authorizations, approvals or waivers contemplated herein shall contain terms or conditions or require undertakings or security that would result, either individually or in the aggregate, in a Company Material Adverse Effect.

            (l) Escrow Agreement. The Escrow Agreement shall remain in full force and effect and, unless released in accordance with the provisions of
Section 6.19, the Escrow Amount shall continue to be held by the Escrow Agent and no claim shall have been made for payment thereof by Parent.

            (m) Certificate of Officer. Parent shall have received a certificate dated the Effective Date and signed by the Chief Executive Officer of the Company, certifying that the conditions specified in this Section 7.02 have been satisfied.

            SECTION 7.03  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

            The obligation of the Company to complete the Transactions is subject to the fulfillment or satisfaction, on or before the Effective Time, of the following conditions precedent (each of which is for the exclusive benefit of the Company and may be waived by the Company and any one or more of which, if not satisfied or waived, will relieve the Company of any obligation under this Agreement):

            (a) Performance of Obligations. The Purchaser Parties shall have performed and complied with all covenants, undertakings, obligations, agreements and conditions to be performed or complied with by them at or before the Effective Time pursuant to the terms of the Transaction Documents, except where the failure to so perform or comply would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

            (b) Representations and Warranties. The representations and warranties of the Purchaser Parties contained in this Agreement shall be true and correct as of the Effective Time, with the same effect as though such representations and warranties were made on and as of the Effective Time (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except as otherwise specifically permitted by this Agreement and except where the failure of any such representation and warranty to be true and correct in all material respects would not result in or would not be reasonably likely to result in a Parent Material Adverse Effect.

            (c) Parent Material Adverse Effect. Between the date hereof and the Effective Date, there shall not have occurred a Parent Material Adverse Effect.

            (d) Legal Prohibition, Unacceptable Terms. There shall not exist any prohibition under applicable Law against the completion of the Transactions.

            (e) Certificate of Officer. The Company shall have received a certificate dated the Effective Date and signed by the Chief Financial Officer of Parent, certifying that, the conditions specified in this Section 7.03 have been satisfied.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01  TERMINATION BY MUTUAL CONSENT.

            This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date, whether before or after the approval by the Company Securityholders referred to in Section 7.01(b), by mutual written consent of the Company and Parent.

            SECTION 8.02  TERMINATION BY PARENT OR THE COMPANY.

            This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if:

            (a) The Transactions shall not have been completed by the Drop Dead Date, whether such date is before or after the date of approval by the Company Securityholders (the "Termination Date");

            (b)   The approval of the Company Securityholders required by
Section 7.01(b) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or;

            (c) Any Governmental Authority of competent jurisdiction shall have issued a non-appealable final Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions, provided, however, that the right to terminate this Agreement pursuant to paragraph (a) or (b) above shall not be available to any party that has breached or failed to fulfill any of its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transactions to occur before the Termination Date or the failure to obtain the approval of the Company Securityholders.

            SECTION 8.03  TERMINATION FOR BREACH OF REPRESENTATIONS AND
WARRANTIES.

            This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Date:

            (a) By the Company, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by a Purchaser Party of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by a Purchaser Party shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Company to Parent; or

            (b) By a Purchaser Party, subject to its having complied and being in compliance with all of its obligations under this Agreement, in the event of a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, and if such breach or inaccuracy shall not be cured within twenty (20) Business Days after delivery of written notice thereof by the Purchaser Party to the Company.

            (c) By the Company, if any condition specified to be for the benefit of the Company under Section 7.01 or 7.03, other than a condition set out in Section 7.03(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(a) do not otherwise apply thereto.

            (d) By Parent, if any condition specified to be for the benefit of Parent under Section 7.01 or 7.02, other than a condition set out in Section 7.02(a) or (b), shall not have been satisfied on or prior to the date on which it is required to be satisfied and the provisions of Section 8.03(b) do not otherwise apply thereto.

            SECTION 8.04  TERMINATION BY PARENT.

            This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by written notice given to the Company by Parent:

            (a) If the Company or the Company Board shall have (i) withdrawn, modified or amended in any respect adverse to Parent the Recommendation or failed to publicly reaffirm the Recommendation (as required by Section 6.02(g)),
(ii) approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, any Acquisition Proposal from a person other than Parent or any of its Affiliates, or (iii) failed to include in the Circular the Recommendation;

            (b) At any time prior to the Effective Date, if there is a breach by a Company Securityholder of any representation, warranty, covenant or agreement made by it in a Support Agreement, which breach shall remain uncured prior to that date which is ten (10) Business Days prior to the Company Meeting and which breach, in Parent's opinion, acting reasonably, could be expected to result in the approval of the Company Securityholders required by Section 7.01(b) not being received;

            (c) If the Company Board shall have approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, a Superior Proposal; or

            (d) If holders of shares of Company Common Stock representing in the aggregate 10% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date have validly exercised Dissent Rights.

            SECTION 8.05  EFFECT OF TERMINATION AND ABANDONMENT.

            (a) In the event of the termination of this Agreement by Parent or Company, as provided in this Article VIII, this Agreement (other than as set forth below) shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Purchaser or their respective officers or directors to perform any of their obligations hereunder (except that Section 6.01(b), this Section 8.05, Section 9.03, Section 9.09 and Section 9.10 shall survive such termination); provided, however, that nothing contained in this Section 8.05 shall relieve any party from any Liability for any willful or intentional breach of this Agreement.

            (b) In the event that this Agreement is terminated by Parent pursuant to Section 8.02(b), Section 8.04(b) or Section 8.04(d), and Parent is not otherwise entitled to receive from the Company the termination fees and reimbursement of out-of-pocket costs and expenses contemplated in sub-sections
(c) and (d) below, the Company shall pay to Parent an amount equal to 50% of the legal fees incurred by Purchaser Parties, up to a maximum amount of Cdn.$200,000.

            (c)   In the event that this Agreement is terminated:

                  (i) by Parent pursuant to Section 8.04(a), Section 8.04(c) or Section 8.03(b); or

                  (ii) by either Parent or the Company pursuant to Section 8.02(a), but, in such case, only if prior to such termination a third party has announced an Acquisition Proposal and, within 12 months following termination of this Agreement, the Company accepts, approves, recommends or enters into such Acquisition Proposal, the Company shall pay to Parent: (A) a termination fee equal to four percent (4%) of the product of Cdn.$0.55 multiplied by the number of shares of Company Common Stock proposed to be exchanged for Parent Common Stock, as set forth herein; and (B) an additional amount up to a further U.S.$400,000, as reimbursement of Purchaser Parties' out-of-pocket costs and expenses.

            (d) In the event that this Agreement is terminated by Parent pursuant to Section 8.02(b) or Section 8.04(b) and there has been, at any time after the date hereof and prior to the holding of the Company Meeting, an Acquisition Proposal or any public announcement by any third party of an Acquisition Proposal or an intent to make an Acquisition Proposal, the Company shall pay to Parent (i) a termination fee equal to Cdn.$1,000,000 payable in the form of cash; provided however that, if the issuance thereof shall comply in all respects with the requirements of Section 3.31 and Section 6.18, and only in such case, the Company may pay such amount at the option of the Company, either in the form of cash or by the issuance to Parent of the required number of Termination Payment Shares; and (ii) up to a maximum amount of Cdn.$200,000 as reimbursement of Purchaser Parties' out-of-pocket costs and expenses.

            (e) Other than as set out in section 6.02(f), any applicable termination fees and reimbursement payments must be paid within two Business Days of the termination date of this Agreement; (or in the case of Section 8.05(c)(ii), within two Business Days of the date the Company accepts, approves, recommends or enters into the Acquisition Proposal). In the event that payment is to be made by the issuance of Termination Payment Shares, in accordance with subsection (d) above, and that the Company so elects, the Termination Payment Shares shall be delivered to Parent within two Business Days of the termination date of this Agreement. Furthermore, without prejudice to any other remedies or recourses that it or a Purchaser Party may have under the Purchaser Security or at common law, Parent shall be entitled to require payment of all or part of the Escrow Amount, as the case may be, under the Escrow Agreement and payment thereof shall be made by the Escrow Agent within two Business Days of receipt of the required notice thereunder. Release of all or part of the Escrow Amount to Parent or another Purchaser Party shall not relieve the Company of its obligations to pay the balance, if any, of any fees and out-of-pocket costs and expenses owing to a Purchaser Party hereunder.

                                   ARTICLE IX
                               GENERAL PROVISIONS

            SECTION 9.01  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            Subject to Section 8.05(a), the representations and warranties of each of the Company, Parent and the Purchaser contained herein shall not survive the completion of the Transactions and shall expire and be terminated on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

            SECTION 9.02  AMENDMENTS, MODIFICATION AND WAIVER.

            (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Boards of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided further, however, that, after the approval of this Agreement by the Company Securityholders, no such amendment shall be made except as allowed under applicable Law.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03  NOTICES.

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

if to a Purchaser Party:

L-1 Identity Solutions, Inc.
177 Broad Street
12th Floor
Stamford, Connecticut 06901
Facsimile No:   (203) 504-1150
Attention:  Executive Vice President, Chief Legal Officer and Secretary

with copies to:

Heenan Blaikie LLP
1250 Rene-Levesque Blvd. West
Suite 2500
Montreal, Quebec H3B 4Y1
Facsimile No.:   (514) 846-3427
Attention:  Neil Wiener

- and -

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Facsimile No. (212) 310-8239
Attention:  Marita A. Makinen, Esq.

if to the Company:

Bioscrypt Inc.
505 Cochrane Drive
Markham, Ontario L3R 8E3
Facsimile No.: (905) 940-7642
Attention:  Chief Financial Officer

with copies to:


Lang Michener LLP
181 Bay Street
Suite 2500
Toronto, Ontario M5J 2T7
Facsimile No.:   (416) 304-3755
Attention:  Carl De Vuono

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

            SECTION 9.04  SEVERABILITY.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.05  ENTIRE AGREEMENT; ASSIGNMENT.

            This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

            SECTION 9.06  PARTIES IN INTEREST.

            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.07  INTERPRETATION.

            References herein to the "knowledge of the Company" shall mean the actual knowledge of any one of the Chief Executive Officer, the Chief Financial Officer, the Chief Technology Officer or the directors of the Company and the Company Subsidiaries, other than Yves Siegrist, a director of Bioscrypt S.A. References herein to the "knowledge of Parent" shall mean the actual knowledge of the "officers" of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act). Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

            SECTION 9.08  SPECIFIC PERFORMANCE.

            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 9.09  GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Courts of the Province of Ontario in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and
(ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

            SECTION 9.10  WAIVER OF JURY TRIAL.

            Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Transaction Documents or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this the Transaction Documents and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

            SECTION 9.11  HEADINGS.

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.12  COUNTERPARTS.

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 9.13  ADJUSTMENT.

            In the event of any subdivision, consolidation, reclassification or other change to the Parent Common Stock prior to the Effective Date, all appropriate adjustments shall be made, mutatis mutandis, in respect of the Purchase Consideration.

            SECTION 9.14  CURRENCY.

            For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Disclosure Schedule (unless otherwise expressly provided for therein) are in Canadian dollars.

                             SIGNATURE PAGE FOLLOWS

            IN WITNESS WHEREOF, Parent, Opco, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.



L-1 IDENTITY SOLUTIONS, INC.           L-1 IDENTITY SOLUTIONS OPERATING COMPANY

By:      /s/ Robert V. LaPenta         By:     /s/ Robert V. LaPenta
         ---------------------------           ---------------------------
Name:    Robert V. LaPenta             Name:   Robert V. LaPenta
         ---------------------------           ---------------------------
Title:   Chairman, President and CEO   Title:  Chairman and President
         ---------------------------           ---------------------------


                                       6897525 CANADA INC.

                                       By:     /s/ Robert V. LaPenta
                                               ---------------------------
                                       Name:   Robert V. LaPenta
                                               ---------------------------
                                       Title:  Chairman and President
                                               ---------------------------


                                       BIOSCRYPT INC.

                                       By:     /s/ Robert M. Douglas
                                               ---------------------------
                                       Name:   Robert M. Douglas
                                               ---------------------------
                                       Title:  President and Chief Executive
                                               Officer
                                               ---------------------------